UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Streamline Health Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 11, 2023

Dear Fellow Stockholder,

On behalf of the board of directors, I cordially invite you to attend the 2023 Annual Meeting of Stockholders of Streamline Health Solutions, Inc., which will be held on June 15, 2023, commencing at 10:00 a.m., Eastern Time. This year’s Annual Meeting will be a completely virtual meeting of stockholders, conducted via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: http://meetnow.global/M2T7RFF at the meeting date and time described in the accompanying proxy statement. There is no physical location for the Annual Meeting. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Streamline Health evolved throughout 2022, enabling us to achieve our growth goals. We believe the integration late in the year of our Avelead and eValuator businesses has resulted in an effective organization capable of executing over the long term. We expect the growth of our high-margin, recurring SaaS business will accelerate and as a result, we will deliver value to our clients and investors.

Our hospital clients continue to recover from the impacts of the COVID-19 pandemic, and we remain confident that shifts in the macro environment and the investments we have made in our innovation, service and growth teams will deliver continued bookings momentum in fiscal 2023. We look forward to continued improvement in our offerings and expansion of our client base in fiscal 2023.

Your vote on the business to be considered at the Annual Meeting is important, regardless of the number of shares you own. To ensure your representation at the Annual Meeting, you are urged to vote by proxy via the Internet or telephone pursuant to the instructions provided in the enclosed proxy card; or by completing, dating, signing and returning the enclosed proxy card.

The Notice of Annual Meeting of Stockholders and Proxy Statement contain information about the official business of the Annual Meeting. Whether or not you expect to attend, please vote your shares now. The Notice of Annual Meeting of Stockholders and Proxy Statement also are available at http://www.envisionreports.com/STRM for registered stockholders of the Company and at www.edocumentview.com/STRM for beneficial stockholders of the Company and the general public.

Regards,

Wyche T. (“Tee”) Green, III
Chief Executive Officer and Chairman of the Board

STREAMLINE HEALTH SOLUTIONS, INC.

2400 Old Milton Pkwy, P.O. Box 1353

Alpharetta, GA 30009

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2023

To the Stockholders of Streamline Health Solutions, Inc.:

Notice is hereby given that the Virtual Annual Meeting of the Stockholders of Streamline Health Solutions, Inc. will be held on June 15, 2023, at 10:00 a.m., Eastern Time, at https://meetnow.global/M2T7RFF, for the following purposes:

1.	PROPOSAL 1—To elect the five candidates nominated by our board of directors to serve as directors until a successor is duly elected and qualified at the 2024 Annual Meeting of Stockholders or otherwise or until any earlier removal or resignation.

2.	PROPOSAL 2—To approve, on a non-binding advisory basis, the compensation of our named executive officers (“say-on-pay”).

3.	PROPOSAL 3—To ratify the appointment of the firm of FORVIS, LLP (hereafter referred to as “FORVIS”) to serve as our independent registered public accounting firm for fiscal year 2023.

4.	PROPOSAL 4—To approve an amendment to Streamline Health Solutions, Inc.’s Third Amended and Restated 2013 Stock Incentive Plan (the “Third Amended 2013 Plan”), to increase the number of shares of common stock available for issuance under the Third Amended 2013 Plan.

5.	PROPOSAL 5—To consider any and all other business that may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 20, 2023, will be entitled to notice of, and to vote at, the Virtual Annual Meeting of Stockholders and any adjournment thereof.

By Order of the Board of Directors

Thomas J. Gibson
Senior Vice President and Chief Financial Officer

Atlanta, Georgia

May 11, 2023

A Proxy Statement and proxy card are included herewith. As a stockholder, you are urged to vote. See “General Information—Voting Methods” in the included Proxy Statement for more information on your voting options. It is important that your shares be voted. In order to avoid the additional expense of further solicitation, we ask your cooperation in voting promptly.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2023.

Our Notice of Annual Meeting of Stockholders, Proxy Statement for the 2023 Annual Meeting of Stockholders and 2022 Annual Report to Stockholders are available at http://www.envisionreports.com/STRM for registered stockholders of the Company and at www.edocumentview.com/STRM for beneficial stockholders of the Company and the general public.

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STREAMLINE HEALTH SOLUTIONS, INC.

2400 Old Milton Pkwy, P.O. Box 1353

Alpharetta, GA 30009

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 15, 2023

GENERAL INFORMATION

Introduction

We are furnishing this Proxy Statement on behalf of the board of directors of Streamline Health Solutions, Inc., a Delaware corporation, for use at our 2023 Annual Meeting of Stockholders, or at any adjournments or postponements of the meeting (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at https://meetnow.global/M2T7RFF, at 10:00 a.m., Eastern Time, on June 15, 2023.

If you wish to submit a question prior to the Annual Meeting, you may do so beginning at 9:30 a.m., Eastern Time, on June 15, 2023, by logging into https://meetnow.global/M2T7RFF and entering your control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at https://meetnow.global/M2T7RFF, type your question into the “Ask a Question” field, and click “Submit.”

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Streamline Health Solutions, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 12, 2023. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

Streamline Health Solutions, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

As used in this Proxy Statement, the terms “Streamline,” the “Company,” “we,” “us,” and “our” refer to Streamline Health Solutions, Inc. The term “common stock” means shares of our common stock, par value $0.01 per share.

This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about May 11, 2023. A copy of the 2022 Annual Report to Stockholders, including the Annual Report on Form 10-K for the fiscal year ended January 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”), is being mailed with this Proxy Statement and is also available online at http://www.envisionreports.com/STRM for registered stockholders of the Company and at www.edocumentview.com/STRM for beneficial stockholders of the Company and the general public.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 15, 2023:

This Proxy Statement and the 2022 Annual Report to Stockholders are available at http://www.envisionreports.com/STRM for registered stockholders of the Company and at www.edocumentview.com/STRM for beneficial stockholders of the Company and the general public.

Stockholders Entitled to Notice and to Vote

All holders of record of our common stock at the close of business on April 20, 2023 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting.

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At the close of business on the Record Date, we had 57,569,414 shares of common stock outstanding and entitled to vote at the Annual Meeting, and no shares of preferred stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock are entitled to one vote for each share of our common stock held. Shares of our common stock may not be voted cumulatively.

Quorum

Our bylaws provide that the holders of a majority of all of the shares of our capital stock issued, outstanding, and entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Shares that are voted FOR, AGAINST, WITHHELD, or ABSTAIN, as applicable, with respect to a matter are treated as being present at the meeting for purposes of establishing a quorum.

Distinction between Holding Shares as a Stockholder of Record and as a Beneficial Owner

Some of our stockholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account, by a trustee or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If you are not a stockholder of record, please understand that we do not know that you are a stockholder, or how many shares you own.

Voting Methods

Stockholders of Record

By Mail. Registered stockholders may vote their shares by signing, dating and mailing the enclosed proxy card using the enclosed postage prepaid envelope. We strongly encourage you, however, to consider using the Internet or telephone voting options described below because these voting methods are faster and less costly than voting by mailing your signed and dated proxy card. If you vote via the Internet or telephone, you do not need to mail your proxy card.

By Internet. Registered stockholders may vote on the Internet at http://www.envisionreports.com/STRM. Please have your proxy card available when going online and follow the online instructions. Stockholders that vote by Internet must bear all costs associated with electronic access, including Internet access fees. Internet voting for registered stockholders is available up until 1:00 a.m. Central Time, on June 15, 2023, the day of the Annual Meeting. The Internet voting procedures are designed to authenticate each stockholder by use of a control number to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. The control number can be found on the enclosed proxy card.

By Telephone. Registered stockholders also may vote by telephone by calling 1-800-652-8683 (toll-free) and using any touch-tone telephone to transmit their votes up until 1:00 a.m., Central Time, on June 15, 2023, the day of the Annual Meeting. Please have your proxy card in hand when you call and then follow the instructions. The control number necessary to vote your shares by telephone can be found on the enclosed proxy card.

By Attending the Annual Meeting. If you attend the Annual Meeting and wish to vote at the Annual Meeting, you may vote through https://meetnow.global/M2T7RFF.

Beneficial Owners

If your shares are held of record in the name of a bank, broker or other nominee, you should follow the separate instructions that the nominee provides to you. Although most banks and brokers now offer Internet and telephone voting, availability and specific processes will depend on their voting arrangements.

Voting Requirements

At the Annual Meeting, stockholders will consider and act upon (1) the election of five directors for terms expiring at the 2024 Annual Meeting of Stockholders, (2) the approval, on a non-binding advisory basis, of the compensation of our named executive officers (“say-on-pay”), (3) the ratification of FORVIS, LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2023, (4) the approval of an amendment to the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan (as amended, the “Third Amended 2013 Plan”), which would increase the number of authorized shares available for issuance under the Third Amended 2013 Plan, and (5) such other business as may properly come before the Annual Meeting.

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With regard to Proposal 1 (Election of Directors), votes may be cast for the nominees or may be withheld. All nominees are current directors. The election of directors requires a plurality of the votes of the shares present or represented by proxy at the Annual Meeting, and the five nominees receiving the greatest number of votes will be elected. Abstentions and broker “non-votes” will have no effect on the outcome of this proposal.

With regard to Proposal 2 (“Say-on-Pay”), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal 2 requires the affirmative vote of the majority of the shares present or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Broker “non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this proposal. The vote on Proposal 2 is a non-binding advisory vote.

With regard to Proposal 3 (Ratification of FORVIS, LLP), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal 3 requires the affirmative vote of the majority of the shares present or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Broker “non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this proposal.

With regard to Proposal 4 (Amendment to the Third Amended 2013 Plan), votes may be cast for or against the proposal, or stockholders may abstain from voting on the proposal. The approval of Proposal 4 requires the affirmative vote of the majority of the shares present or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Broker “non-votes” will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this proposal.

Treatment of Voting Instructions

If you provide specific voting instructions, your shares will be voted as instructed.

If you hold shares as the stockholder of record and provide a proxy without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of our board of directors. Our board of directors recommends voting “FOR ALL NOMINEES” listed in Proposal 1, “FOR” Proposals 2, 3 and 4 and in accordance with the discretion of the named proxies on other matters brought before the Annual Meeting.

You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

Proposals 1, 2 and 4 are not considered “routine” matters as to which brokers may vote in their discretion on behalf of clients who have not furnished voting instructions. As a result, if you hold your shares in street name and do not provide your broker with voting instructions, your shares will not be voted at the Annual Meeting with respect to Proposal 1 (Election of Directors), Proposal 2 (“Say-on-Pay”), and Proposal 4 (Amendment to the Third Amended 2013 Plan). Proposal 3 is considered a “routine” matter, and therefore, brokers will have the discretion to vote with respect to Proposal 3 (Ratification of FORVIS, LLP) even if they do not receive voting instructions from the beneficial owner of the shares.

The persons identified as having the authority to vote the proxies granted by the proxy card will have discretionary authority to vote, in their discretion, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The board of directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons named in the proxy card will vote on such matter in their own discretion.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a duly executed proxy bearing a later date, or (iii) attending and voting during the Annual Meeting.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you already have provided to your broker, trustee, or other nominee. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

Costs of Proxy Solicitation

We will bear the expense of electronically hosting, printing and mailing proxy materials and soliciting the proxies we are seeking. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers, and other employees in person, by telephone, or via facsimile. Our directors, officers and other employees will receive no additional compensation for any such solicitations. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of such shares, and we will reimburse such brokers and nominees for the reasonable expenses incurred in forwarding the materials to such beneficial owners. Your cooperation in voting promptly will help to avoid additional expense.

List of Stockholders

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, by sending a written request to our Corporate Secretary at Streamline Health Solutions, Inc., 2400 Old Milton Pkwy, P.O. Box 1353, Alpharetta, GA 30009.

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PROPOSAL I—ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote to elect five directors, each to hold office until a successor is duly elected and qualified at the 2024 Annual Meeting of Stockholders, or otherwise, or until any earlier resignation or removal. All nominees standing for election are currently serving as members of our board of directors and have consented to continue to serve. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable or unwilling to serve as a director.

Candidates for director were identified and recommended for nomination by the Governance and Nominating Committee of our board of directors. All members of the Governance and Nominating Committee are independent directors. The Governance and Nominating Committee and our board of directors have determined that a potential candidate to be nominated to serve as a director should have the following primary attributes: high achievement expectations with regard to increasing stockholder value; uncompromising position on maintaining ethics; conservative attitude towards financial accounting and disclosure; and ownership of shares of our common stock to bring the perspective of a stockholder to the board of directors. The Governance and Nominating Committee and our board of directors believe that the composition of the board of directors as a whole should reflect diversified business experiences, education, knowledge of and skills relating to the healthcare and healthcare technology industries, sales and marketing, investment banking, accounting and finance, and knowledge of our operations. The Governance and Nominating Committee and the board of directors take all of these diversity factors into account when considering individual director candidates because we believe that these diversity factors can enhance the overall perspectives of our board of directors and of management.

Board Diversity Matrix (As of May 11, 2023)
Total Number of Directors	5

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity	1	4	—	—
Directors
Part II: Demographic Background
African American or Black	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did not Disclose Demographic Background	—	—	—	—

To date, neither our board of directors nor the Governance and Nominating Committee has deemed it necessary to engage a third party search firm to assist in identifying suitable candidates for directors, but have the authority to do so in the future. Accordingly, no fees were paid to any such search firm in connection with the nominees for directors named in this Proxy Statement. The Governance and Nominating Committee currently believes that the existing members of our board of directors and executive management have sufficient networks of business contacts to form the candidate pool from which nominees will be identified. Once a candidate is identified as a possible director nominee by the Governance and Nominating Committee, our board of directors (or as many members of the board of directors as feasible) will meet with such candidate. The Governance and Nominating Committee will then take any feedback that it receives from the board of directors regarding the possible director nominee and evaluate the candidate using the criteria outlined above. The Governance and Nominating Committee would evaluate a director candidate recommended by a stockholder using the same process described above.

Nominees for Election as Directors

The following five incumbent directors are being nominated by the board of directors for re-election to the board of directors: Wyche T. “Tee” Green, III, Kenan H. Lucas, Jonathan R. Phillips, Justin J. Ferayorni, and Judith E. Starkey. The name, age, principal occupation for the last five years, selected biographical information and period of service as a director of Streamline for each director nominee are set forth below.

Wyche T. “Tee” Green, III, age 51, has served as our President and Chief Executive Officer since October 2019, has served on our board of directors since August 2018 and has served as Chairman of our board of directors since January 2019. Mr. Green has served as Chairman and Chief Executive Officer of 121G, LLC, an investment company that he founded, since 2013. Mr. Green previously served as Executive Director of Greenway Health, f/k/a Greenway Medical Technologies, Inc., an electronic health record and practice management based in Carrollton, Georgia, which he co-founded, from 2001 to May 2018. Mr. Green served as Chief Executive Officer of Greenway Health from 2010 to April 2016 and was responsible for leading the company’s strategic direction while managing the sales, marketing and business development teams. Mr. Green currently serves on the Board of Directors of Elligo Health Research,Wellbox Inc., and ReferralPoint. Mr. Green received a bachelor’s degree in business administration management from Auburn University. Mr. Green is well-qualified to serve on our board of directors. He brings his experience as a software executive, his knowledge of our industry and his ability to bring perspective to the board of directors.

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Kenan H. Lucas, age 38, has served on our board of directors since January 2018. Mr. Lucas joined Harbert Management Corporation in August of 2014 where he currently serves as the Managing Director and Portfolio Manager of Harbert Discovery Fund, which invests in small, publicly traded companies. Mr. Lucas also serves on the board of directors of Qumu Corporation (Nasdaq: QUMU), a provider of tools to create, manage, secure, distribute, and measure the success of live and on demand video for the enterprise. Previously, Mr. Lucas worked at Swander Pace Capital, a middle-market private equity firm. At Swander Pace, he closed a number of acquisitions and re-financings, evaluated investment opportunities, and monitored portfolio companies, advising them on strategy, growth initiatives, acquisition opportunities, and corporate financing options. Prior to Swander Pace, Mr. Lucas was at Cowen and Company, a middle-market investment bank, where he advised companies on sell-side transactions and strategic alternatives. Mr. Lucas earned an MBA from the Darden School of Business at the University of Virginia, where he received the Faculty Award for Academic Excellence. Mr. Lucas has a BA in Economics, magna cum laude, from Vanderbilt University. Mr. Lucas’s investment management experience allows him to provide our board of directors with valuable insights and analysis in equity capital markets, evaluating financing options, assessing corporate strategy, and considering other strategic alternatives. He also contributes to the board of directors through his perspective as one of the Company’s largest stockholders.

Jonathan R. Phillips, age 50, has served on our board of directors since May 2005 and previously served as Chairman of our board of directors from May 2009 to January 2019. Mr. Phillips has served as Managing Director and Head of Private Equity at First Trust Portfolios, a diversified asset management firm headquartered in Wheaton, Illinois, since November 2016. Mr. Phillips is also the founder and Managing Partner of First Health Capital Partners, LLC, a healthcare technology and services investment firm founded in January 2016. In 2005, Mr. Phillips founded Healthcare Growth Partners, a provider of strategic and financial advisory services to healthcare technology companies, and served as its Managing Director until November 2016. Prior to founding Healthcare Growth Partners, Mr. Phillips was a member of the Healthcare Investment Banking Group at William Blair and Company, LLC, an investment banking firm. Prior to William Blair, he served in various roles in the healthcare practice of Deloitte Consulting. From 2007 until immediately prior to its acquisition by Merge Healthcare Incorporated (Nasdaq: MRGE) in 2011, Mr. Phillips was a director of Ophthalmic Imaging Systems, Inc., a public company that provided software and technology for ophthalmology practices, where he served on the audit, compensation, and nominating committees and chaired the special committee. Mr. Phillips also serves as a director for several private companies. Mr. Phillips currently serves on the Rush University Medical Center Associates board, and on the nonprofit board of the Ray Graham Association, where he is a member of the finance committee. Mr. Phillips is a securities principal having completed the Series 24, 7 and 63 exams. Mr. Phillips earned his MBA in Finance, Marketing and Health Services Management from the J. L. Kellogg School of Management, Northwestern University, and his BA in Economics and Management from DePauw University. Mr. Phillips is well-qualified to serve on our board of directors. He brings a wealth of industry knowledge and experience to the board of directors as a private equity investor managing a portfolio of over 70 investments, including 35 healthcare investments. During his career, Mr. Phillips has completed over 115 transactions involving healthcare companies, which transactions had an aggregate value of over $2.5 billion. He also has completed over 40 strategic advisory engagements for healthcare technology and services companies. These experiences within the healthcare sector allow Mr. Phillips to provide our board of directors with valuable insights and analysis as to strategic and financial developments within the industry and potential opportunities and consequences such developments create for us.

Justin J. Ferayorni, age 49, has served on our board of directors since December 2019. Mr. Ferayorni is the Founder and Chief Investment Officer of Tamarack Advisers, LP which operates Tamarack Global Healthcare Funds, an SEC registered hedge fund family focused on investing in healthcare related equities. Mr. Ferayorni has operated directly and indirectly in the financial and capital markets for over 25 years through experience in investment banking and investment management. Mr. Ferayorni served in several positions across the financial services industry focused on analyzing companies within the healthcare industry, including positions as a healthcare analyst and portfolio manager. In addition, Mr. Ferayorni was previously employed with Robertson Stephens & Co., where he worked on both corporate finance and mergers and acquisitions transactions. Mr. Ferayorni is experienced in fundamental financial analysis, corporate decision making, and accounting principles. Mr. Ferayorni received his CFA designation in September 2000. Mr. Ferayorni previously served as an independent director for Reality Shares ETF Trust. Mr. Ferayorni’s experiences within the healthcare sector and capital markets broadly allow him to provide our board of directors with valuable insights and analysis for industry-specific strategic and financial developments.

Judith E. Starkey, age 72, has served on our board of directors since September 2014. Ms. Starkey is the Founder and former Chairperson of Chamberlin Edmonds & Associates, which she launched in 1986 and was acquired by Emdeon in 2010. Chamberlin Edmonds, now Change Healthcare, is a leading provider of patient eligibility and enrollment services to hospitals, government agencies and managed care organizations. Since 2010, Ms. Starkey has been a self-employed entrepreneur, speaker and author. Ms. Starkey began her career in health service management, medical cost control and government systems with the Social Security Administration. While employed by the government, Ms. Starkey designed a management system that enabled states to comply with federal and state regulations. She also designed and implemented a process that reduced the cost of administering the Social Security Disability Insurance Benefits program by several million dollars. Ms. Starkey is an oft-honored expert in her field and is an advanced member of the Healthcare Financial Management Association, has delivered Congressional testimony and presents at national/state forums of healthcare professionals. She currently serves on the board of The Johns Hopkins Berman Institute of Bioethics. Ms. Starkey received her BS degree in Psychology from Spring Hill College and her MS in Psychology from Georgia State University. Ms. Starkey’s experience as an entrepreneur and executive in the healthcare information technology industry provides our board of directors with important insight in growing and managing our business. Further, her experience in government provides the board of directors with an important understanding of the regulatory environment for our Company.

The board of directors recommends a vote “FOR ALL” nominees listed above.

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PROPOSAL 2—ADVISORY VOTE ON COMPENSATION
OF NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY’)

Proposed Advisory Resolution of Stockholders

At the Annual Meeting, stockholders will be given the opportunity to vote on the following advisory resolution:

RESOLVED, that the stockholders of Streamline Health Solutions, Inc. hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the disclosure under “Compensation Discussion and Analysis,” and the compensation tables and related narrative disclosure under “Executive Compensation.”

References in this Proxy Statement to “named executive officers” refer to Wyche T. “Tee” Green, III, Benjamin L. Stilwill and Thomas J. Gibson. For information regarding the compensation of our named executive officers, see “Compensation Discussion and Analysis” and “Executive Compensation.”

Background on Proposal

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related SEC rules, stockholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our named executive officers (commonly referred to as “say-on-pay”). As discussed in “Compensation Discussion and Analysis—Overview of Streamline’s Executive Compensation,” the Compensation Committee’s compensation objectives are to motivate executive officers to deliver superior short-term performance by providing conservative, but competitive, base salaries and cash bonus opportunities; align the interests of our executive officers with the long-term interests of the Company’s stockholders through the grant of equity incentive awards; and provide an overall compensation package that is conservative, but competitive and, therefore, promotes executive recruitment and retention. The Compensation Committee has determined that the compensation structure for our named executive officers is effective and appropriate.

Effects of Advisory Vote

While the resolution is non-binding and will not be construed as overruling any decision by our board of directors or create or imply any fiduciary duty by the board of directors, the board of directors and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

Our board of directors recommends a vote “FOR” the approval of the compensation of the named executive officers as set forth in this Proposal 2.

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PROPOSAL 3—RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On June 1, 2022, the Company was notified that Dixon Hughes Goodman LLP (“DHG”), the Company’s independent registered public accounting firm, merged with BKD, LLP (“BKD”), and the combined practice now operates under the name FORVIS, LLP (“FORVIS”). The audit report of DHG on the Company’s consolidated financial statements as of and for the fiscal years ended January 31, 2022, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended January 31, 2022 and 2021, there were (i) no disagreements (as such term is used in Item 304(a)(1)(iv) of Regulation S-K) with DHG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of DHG, would have caused DHG to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for such fiscal year or for any reporting period since the Company’s last fiscal year end and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided FORVIS, as successor to DHG, a copy of the disclosures in this Proxy Statement.

The Audit Committee proposes and recommends that the stockholders ratify the selection by the Audit Committee of the firm of FORVIS, LLP to serve as our independent registered public accounting firm for fiscal year 2023. Action by our stockholders is not required by law in the appointment of an independent registered public accounting firm, but the appointment is submitted by the Audit Committee in order to give our stockholders a voice in the designation of auditors. If the resolution ratifying our selection of FORVIS, LLP as our independent registered public accounting firm is rejected by our stockholders, then the Audit Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee at its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Our board of directors recommends a vote “FOR” ratification of the appointment of FORVIS, LLP as our independent registered public accounting firm for fiscal year 2023.

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PROPOSAL 4—AMENDMENT TO THE THIRD AMENDED 2013 PLAN

General Information

On April 3, 2013, our board of directors adopted, and our stockholders subsequently approved, the Streamline Health Solutions, Inc. 2013 Stock Incentive Plan (the “Original 2013 Plan”). On March 28, 2014, our board of directors adopted, and our stockholders subsequently approved, the Streamline Health Solutions, Inc. Amended and Restated 2013 Stock Incentive Plan. On April 12, 2017, our board of directors adopted, and our stockholders subsequently approved, the Streamline Health Solutions, Inc. Second Amended and Restated 2013 Stock Incentive Plan. On May 22, 2019, our board of directors adopted, and our stockholders subsequently approved, the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan. On March 17, 2021 and March 24, 2022, our board of directors adopted, and our stockholders subsequently approved, amendments to the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan. We refer to the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan, as amended, as the “Third Amended 2013 Plan” in this Proxy Statement. Upon the recommendation of our Compensation Committee, on May 5, 2023, our board of directors approved, and recommends that our stockholders approve, an amendment to the Third Amended 2013 Plan (the “Third Amended 2013 Plan Amendment”) to increase the number of shares of common stock available for issuance under the Third Amended 2013 Plan by 1,000,000 shares.

Reasons for the Amendment

Our board of directors unanimously recommends that the Company’s stockholders approve the Third Amended 2013 Plan Amendment for several reasons. We believe that an increase in the number of shares available for future grants is necessary as part of our ongoing commitment to align the interests of selected employees, non-employee directors and certain of our independent contractors with those of our stockholders. We believe that incentives and stock-based awards focus such persons on the objective of creating stockholder value and promoting the success of the Company. Further, the Company’s ability to grant an appropriate number of stock-based awards continues to be crucial in allowing the Company to effectively compete for key employee talent. It is in the long-term interest of the Company and its stockholders to strengthen the ability to attract, motivate and retain employees, officers, and directors, and to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits, and strengthen the mutuality of interest between those persons and the Company’s stockholders. Without adequate share availability under the Third Amended 2013 Plan, the board of directors will need to consider alternative compensation arrangements in order to ensure that the Company remains competitive and is able to continue to recruit and retain quality talent.

Summary Description of the Third Amended 2013 Plan Amendment

The Third Amended 2013 Plan Amendment would increase the total aggregate number of shares authorized under the Third Amended 2013 Plan by 1,000,000 shares of common stock, from 10,223,246 shares (which number includes (i) 5,300,000 shares originally authorized under the Third Amended 2013 Plan, (ii) 2,000,000 shares authorized pursuant to subsequent amendments to the Third Amended 2013 Plan, (iii) 2,500,000 shares remaining available for issuance under the Company’s prior equity incentive plan at the time the Third Amended 2013 Plan originally became effective, and (iv) 423,426 shares available for issuance under and reconstituted from the Company’s Amended and Restated 1996 Associate Stock Purchase Plan (the “ESPP”) to the Third Amended 2013 Plan when the ESPP was terminated on December 27, 2019) to 11,223,246 shares.

As of April 20, 2023, we had 1,262,765 shares available for issuance under the current Third Amended 2013 Plan, which would increase to 2,262,765 shares available for issuance as of such date with the approval of the Third Amended 2013 Plan Amendment. The exact number of shares remaining under the Third Amended 2013 Plan will vary because additional awards may be made to newly-hired or promoted employees prior to the annual meeting on June 15, 2023. If the Third Amended 2013 Plan Amendment is approved, the aggregate number of shares underlying outstanding awards under the Third Amended 2013 Plan, plus the number of shares available for issuance in connection with the grant of awards under the Third Amended 2013 Plan Amendment, would increase to approximately 6% of the number of shares of common stock outstanding on a fully diluted basis (including all common stock outstanding at April 20, 2023 plus all shares reserved for outstanding or future awards under the Third Amended 2013 Plan and the Third Amended 2013 Plan Amendment).

Summary Description of the Third Amended 2013 Plan (as proposed to be amended)

The following summary of the material terms of the Third Amended 2013 Plan, as amended to reflect the Third Amended 2013 Plan Amendment, does not contain all information about the Third Amened 2013 Plan and does not purport to be a complete description. This summary is qualified in its entirety by reference to (i) the full text of the Third Amended 2013 Plan, which is included with this Proxy Statement as Appendix A and (ii) the Third Amended 2013 Plan Amendment, which is included with this Proxy Statement as Appendix B. If our stockholders do not approve the Third Amended 2013 Plan Amendment, the Third Amended 2013 Plan will remain unchanged.

Share Limitations

The maximum number of shares that we may issue pursuant to awards granted under the Third Amended 2013 Plan may not exceed 11,223,246 shares (inclusive of the 1,000,000 new shares of common stock to be added subject to stockholder approval of the Third Amended 2013 Plan Amendment), subject to any award granted under the Third Amended 2013 Plan if the award is forfeited, cancelled, terminated, expires or lapses for any reason without issuance of the shares.

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In addition, under the Third Amended 2013 Plan, in any 12-month period, (a) no participant may be granted options and stock appreciation rights (“SARs”) that are not related to an option for more than 200,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award); and (b) no participant may be granted awards other than options or SARs that are settled in shares of common stock for more than 200,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award).

The following are not included in calculating the Third Amended 2013 Plan share limitations described above: (a) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding awards, (b) awards that are settled in cash, and (c) any shares subject to an award under the Third Amended 2013 Plan if the award is forfeited, canceled, terminated, expires or lapses for any reason without issuance of the underlying shares. In addition, (i) shares issued under the Third Amended 2013 Plan through the settlement, assumption, or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving us acquiring another entity will not reduce the maximum number of shares of common stock available for delivery under the Third Amended 2013 Plan, and (ii) available shares under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Third Amended 2013 Plan (subject in each case to applicable stock exchange listing requirements) and will not reduce the maximum number of shares available under the Third Amended 2013 Plan. Shares withheld or applied as payment in connection with the exercise of an award or the withholding or payment of taxes related to an award or separately surrendered by the participant for any such purpose will be treated as having been delivered for purposes of determining the maximum number of shares available for grant under the Third Amended 2013 Plan and shall not again be treated as available for grant.

The number of shares reserved for issuance under the Third Amended 2013 Plan, the participant award limitations, and the terms of awards may be adjusted in the event of an adjustment in our capital structure (due to a merger, stock split, stock dividend or similar event).

As of April 20, 2023, the maximum aggregate number of shares available for future grants under the Third Amended 2013 Plan, which is our only currently effective equity incentive plan, was 1,262,765 shares. In addition, at that time, there were 2,739,031 shares subject to unvested outstanding restricted stock awards under the Third Amended 2013 Plan, and there were 628,958 shares subject to outstanding options under the Third Amended 2013 Plan. The weighted average exercise price of these options was $1.95 and the weighted average remaining term was 7 years or less. Inclusive of the shares authorized under the Third Amended 2013 Plan and the outstanding awards that may be paid out in the future under the Third Amended 2013 Plan and assuming the conversion or exercise of all other derivative securities, the total stockholder dilution of our stockholder-approved equity compensation plans is approximately 6%. In determining the maximum number of shares reserved for issuance under the Third Amended 2013 Plan, our board of directors balanced the need for flexibility to continue to use equity compensation to attract, retain, and motivate talented employees, non-employee directors, and independent contractors with the potential expense and delay incident to obtaining future stockholder approval for equity compensation plans and the dilutive impact of such awards to our stockholders.

Purpose and Eligibility; Term

The purposes of the Third Amended 2013 Plan are to encourage and enable selected employees, non-employee directors, and certain of our independent contractors to acquire or increase their holdings of our common stock in order to promote a closer identification of their interests with our interests and the interests of our stockholders, and to provide flexibility to us in our ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of our operation largely depends. The effective date of the Third Amended 2013 Plan is May 22, 2019, and awards can be granted under the Third Amended 2013 Plan until May 22, 2029 or the Third Amended 2013 Plan’s earlier termination by our board of directors or the issuance of all available shares. Awards may be granted to employees, non-employee directors, and our independent contractors in the discretion of the Administrator (as defined below under “Administration; Amendment and Termination”). As of January 31, 2023, there were five members of the board of directors and approximately 112 employees, non-employee directors and independent contractors who would potentially be eligible to receive awards under the Third Amended 2013 Plan, subject to being selected by the Compensation Committee, as described below. Since each non-employee director and executive officer is eligible to participate in the Third Amended 2013 Plan, each may be deemed to have a substantial interest in the outcome of this Proposal 4.

The Third Amended 2013 Plan’s purposes will be carried out by the granting of awards to selected participants. The types of awards authorized under the Third Amended 2013 Plan include options in the form of incentive options and/or nonqualified options, SARs in the form of freestanding SARs and/or SARs related to other awards, restricted awards in the form of restricted stock awards and restricted stock units, performance awards in the form of performance shares and performance units, phantom stock awards, other stock-based awards, and dividend equivalent awards. We discuss the material terms of each type of award below.

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Administration; Amendment and Termination

The Third Amended 2013 Plan provides that the plan will be administered by our Compensation Committee unless our board of directors elects to administer the Third Amended 2013 Plan in whole or in part. As a matter of practice, the Compensation Committee will administer the Third Amended 2013 Plan, subject to oversight from our board of directors, particularly of the plan’s non-employee director equity compensation component. Each member of the Compensation Committee is “independent” under Nasdaq listing standards and a “non-employee director” under Rule 16b-3 adopted under the Exchange Act. Our board of directors and the Compensation Committee are referred to in this discussion collectively as the “Administrator.”

Subject to the terms of the Third Amended 2013 Plan, the Administrator’s authority includes but is not limited to the authority to: (a) determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of common stock, if any, subject to an award, and the terms, conditions, restrictions, and limitations of an award; (b) prescribe the form or forms of agreements evidencing awards granted under the Third Amended 2013 Plan; (c) establish, amend, and rescind rules and regulations for the administration of the Third Amended 2013 Plan; and (d) construe and interpret the Third Amended 2013 Plan, awards, and award agreements made under the Third Amended 2013 Plan, interpret rules and regulations for administering the Third Amended 2013 Plan, and make all other determinations deemed necessary or advisable for administering the Third Amended 2013 Plan. In certain circumstances, the Administrator may delegate to one or more of our officers the authority to grant awards, and to make other determinations under the Third Amended 2013 Plan with respect to such awards, to persons who are not directors or officers subject to the provisions of Section 16 under the Exchange Act.

The Third Amended 2013 Plan may be amended or terminated at any time by our board of directors, and awards under the Third Amended 2013 Plan may be amended or terminated at any time by our board of directors or the Compensation Committee, in each case subject to the following: (a) stockholder approval is required of any Third Amended 2013 Plan amendment if approval is required by applicable law, rule, or regulation or any tax or regulatory requirement applicable to the Third Amended 2013 Plan; and (b) an amendment or termination of an award may not materially adversely affect the rights of a participant without the participant’s consent. In addition, stockholder approval is required to (i) amend the terms of outstanding options or SARs to reduce the option price or base price of such outstanding options or SARs; (ii) exchange outstanding options or SARs for cash, for options or SARs with an option price or base price that is less than the option price or base price of the original option or SAR, or for other equity awards at a time when the original option or SAR has an option price or base price, as the case may be, above the fair market value of the common stock; or (iii) take other action with respect to options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of our common stock are listed. The Administrator may adjust awards upon the occurrence of certain unusual or nonrecurring events if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Third Amended 2013 Plan or necessary or appropriate to comply with applicable laws, rules, or regulations.

Vesting

The Administrator determines the exercise and vesting schedule and other terms and conditions of awards, subject to certain minimum vesting restrictions for employee awards. Awards granted to an employee under the Third Amended 2013 Plan shall be subject to a minimum vesting period of three years (which may include installment vesting within such three-year period as determined by the Administrator) or one year if the vesting is based on performance criteria other than solely continued service; provided, however, that (i) the Administrator may provide for acceleration of vesting of all or a portion of an award in the event of a participant’s death, disability, or retirement, or, as set forth in the Third Amended 2013 Plan, upon the occurrence of a change of control of the Company; (ii) the Administrator may provide for the grant of an award without a minimum vesting period or may accelerate the vesting of all or a portion of an award for any reason, but only with respect to awards for no more than an aggregate of 10% of the total number of shares of common stock authorized for issuance under the Third Amended 2013 Plan, upon such terms and conditions as the Administrator shall determine; (iii) the Administrator also may provide for the grant of awards that have different vesting terms in the case of awards that are substituted for other equity awards in connection with mergers, consolidations or other similar transactions, awards that are granted as an inducement to become our employee, or to replace forfeited awards from a former employer, or awards that are granted in exchange for foregone cash compensation; and (iv) the Administrator may grant other stock-based awards under the Third Amended 2013 Plan without minimum vesting requirements.

Awards

A summary of the material terms of the types of awards authorized under the Third Amended 2013 Plan is provided below.

Options

The Third Amended 2013 Plan authorizes the grant of both incentive options and nonqualified options, both of which are exercisable for shares of our common stock, although incentive options may only be granted to our employees and those of our subsidiaries. The Administrator will determine the option price at which a participant may exercise an option. The option price must be no less than 100% of the fair market value per share of our common stock on the date of grant, or 110% of the fair market value with respect to incentive options granted to an employee who owns stock representing more than 10% of the total voting power of all classes of our stock (except for certain options assumed or substituted in a merger or other transaction where the option price is adjusted in accordance with applicable tax regulations). Unless an individual award agreement provides otherwise, the option price must be paid in the form of cash or cash equivalent. In addition, except where prohibited by the Administrator or applicable laws, rules, and regulations, payment also may be made by: (a) delivery of shares of common stock owned by the participant; (b) shares of common stock withheld upon exercise; (c) delivery of written notice of exercise to us and delivery to a broker of written notice of exercise and irrevocable instructions to deliver promptly to us the amount of sale or loan proceeds to pay the option price; (d) such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or (e) any combination of these methods. Subject to the minimum vesting restrictions for employees, the Administrator will determine the terms and conditions of an option and the period or periods during which, and conditions pursuant to which, a participant may exercise an option. The option term may not exceed ten years (or five years with respect to incentive stock options granted to an employee who possesses more than 10% of the total combined voting power of all classes of our stock). Options are generally subject to certain restrictions on exercise if the participant terminates employment or service unless an award agreement or the Administrator provides otherwise.

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Stock Appreciation Rights

Under the terms of the Third Amended 2013 Plan, stock appreciation rights (referred to as SARs) may be granted to the holder of an option (a “related option”) with respect to all or a portion of the shares of common stock subject to the related option (a “related SAR”) or may be granted separately (a “freestanding SAR”). The consideration to be received by the holder of a SAR may be paid in cash, shares of common stock (valued at fair market value on the date of the SAR exercise), or a combination of cash and shares of common stock, as determined by the Administrator. The holder of a SAR is entitled to receive from us, for each share of common stock with respect to which the SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of common stock on the date of exercise over the base price per share of such SAR.

The base price may be no less than the fair market value per share of the common stock on the date the SAR is granted or the exercise price of an option for a related SAR (except for certain SARs assumed or substituted in a merger or other transaction where the base price is adjusted in accordance with applicable tax regulations).

Subject to the minimum vesting restrictions for employees, SARs are exercisable according to the terms established by the Administrator and stated in the applicable award agreement. A SAR may not be exercised more than ten years after it was granted (or five years for SARs granted with respect to a related incentive stock option to an employee who possesses more than 10% of the total combined voting power of all classes of our stock). SARs generally are subject to certain restrictions on exercise if the participant terminates employment or service unless an award agreement or the Administrator provides otherwise.

Restricted Awards

Under the terms of the Third Amended 2013 Plan, the Administrator may grant restricted awards to participants in such numbers, upon such terms, and at such times as the Administrator determines. Restricted awards may be in the form of restricted stock awards or restricted stock units that are subject to certain conditions, which conditions must be met in order for such award to vest or be earned, in whole or in part, and no longer subject to forfeiture. Restricted stock awards are payable in shares of common stock. Restricted stock units may be payable in cash or shares of common stock, or partly in cash and partly in shares of common stock, in accordance with the terms of the Third Amended 2013 Plan and the discretion of the Administrator.

Subject to the minimum vesting restrictions for employees, the Administrator will determine the restriction period for each restricted award and will determine the conditions that must be met in order for a restricted award to be granted or to vest or be earned or become payable (in whole or in part). These conditions may include (but are not limited to) attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), retirement, displacement, disability, death, or any combination of conditions. In the case of restricted awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator will determine the performance factors to be used in valuing restricted awards. These performance factors may vary from participant to participant and between groups of participants and will be based upon such company-wide, business unit, division, or individual performance factors and criteria as the Administrator determines. In addition, with respect to participants who are not covered employees, the Administrator may approve performance objectives based on other criteria, which may or may not be objective.

The Administrator has authority to determine whether and to what degree restricted awards have vested and been earned and are payable, as well as to determine the forms and terms of payment of restricted awards. If a participant’s employment or service is terminated for any reason and all or any part of a restricted award has not vested or been earned pursuant to the terms of the Third Amended 2013 Plan and the individual award agreement, the award will be forfeited, unless an award agreement or the Administrator provides otherwise.

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Performance Awards

Under the terms of the Third Amended 2013 Plan, the Administrator may grant performance awards to participants upon such terms and conditions and at such times as the Administrator determines. Performance awards may be in the form of performance shares or performance units. An award of a performance share is a grant of a right to receive shares of common stock or the cash value thereof (or a combination of both) that is contingent upon the achievement of performance or other objectives during a specified period and that has a value on the date of grant equal to the fair market value of a share of common stock (as determined in accordance with the Third Amended 2013 Plan). An award of a performance unit is a grant of a right to receive shares of common stock or a designated dollar value amount of common stock that is contingent upon the achievement of performance or other objectives during a specified period, and that has an initial value established by the Administrator at the time of grant. Subject to the minimum vesting restrictions for employees, the Administrator will determine the performance period for each performance award and will determine the conditions that must be met in order for a performance award to be granted or to vest or be earned or become payable (in whole or in part). These conditions may include (but are not limited to) attainment of performance objectives, continued service or employment for a certain period of time, or a combination of such conditions. In the case of performance awards based upon specified performance objectives, the Administrator will determine the performance factors to be used in valuing performance awards, and these performance factors may vary from participant to participant and between groups of participants and will be based upon such company-wide, business unit, division, or individual performance factors and criteria as the Administrator determines. In addition, with respect to participants who are not covered employees, the Administrator may approve performance objectives based on other criteria, which may or may not be objective. The Administrator has authority to determine whether and to what degree performance awards have been earned and are payable, as well as to determine the forms and terms of payment of performance awards. If a participant’s employment or service is terminated for any reason and all or any part of a performance award has not been earned pursuant to the terms of the Third Amended 2013 Plan and the individual award agreement, the award will be forfeited, unless an award agreement or the Administrator provides otherwise.

Phantom Stock Awards

Under the terms of the Third Amended 2013 Plan, the Administrator may grant phantom stock awards to participants in such numbers, upon such terms, and at such times as the Administrator may determine. An award of phantom stock is an award of a number of hypothetical share units with respect to shares of our common stock, with a value based on the fair market value of a share of common stock.

Subject to the terms of the Third Amended 2013 Plan, the Administrator has authority to determine whether and to what degree phantom stock awards have vested and are payable and to interpret the terms and conditions of phantom stock awards. Upon vesting of all or part of a phantom stock award and satisfaction of other terms and conditions that the Administrator establishes, the holder of a phantom stock award will be entitled to a payment of an amount equal to the fair market value of one share of our common stock with respect to each such phantom stock unit that has vested and is payable. We may make payment in cash, shares of common stock, or a combination of cash and stock, as determined by the Administrator. If a participant’s employment or service is terminated for any reason and all or any part of a phantom stock award has not vested and become payable pursuant to the terms of the Third Amended 2013 Plan and the individual award, the participant will forfeit the award unless an award agreement or the Administrator provides otherwise.

Other Stock-Based Awards

The Administrator may grant other stock-based awards, which may be valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock or awards for shares of common stock. Such other stock-based awards include, but are not limited to, awards granted in lieu of bonus, salary, or other compensation, awards granted with vesting or performance conditions, and awards granted without being subject to vesting or performance conditions. Subject to the provisions of the Third Amended 2013 Plan, the Administrator will determine the number of shares of common stock to be awarded to a participant under (or otherwise related to) such other stock-based awards, whether such awards may be settled in cash or shares of common stock (or a combination of both), and the other terms and conditions of such awards.

Dividends and Dividend Equivalent Rights

The Administrator may provide that awards granted under the Third Amended 2013 Plan (other than options and SARs) earn dividends or dividend equivalent rights; provided, however, dividends and dividend equivalents, if any, on unearned or unvested performance-based awards may not be paid (even if accrued) unless and until the underlying award (or portion thereof) has vested or been earned and payable. We may pay such dividends or dividend equivalent rights currently or credit such dividends or dividend equivalent rights to a participant’s account, subject to the foregoing restrictions on unearned or unvested performance-based awards and such additional restrictions and conditions as the Administrator may establish. Any dividends or dividend equivalent rights related to an award will be structured in a manner so as to avoid causing the award or related dividends or dividend equivalent rights to be subject to Section 409A of the Internal Revenue Code of 1986, as amended, (“Code”) or will otherwise be structured so that the award and dividends and dividend equivalent rights are in compliance with Code Section 409A.

Change of Control

Under the terms of the Third Amended 2013 Plan, unless an individual award agreement provides otherwise, in the event of a change of control an award will become vested (and, in the case of options and SARs, exercisable) in full if the employment or service of the participant is terminated within six months before the effective date of a change of control (in which case vesting shall not occur until the effective date of the change of control) or one year after the effective date of a change of control (or such other period of time as may be stated in a change in control or similar agreement) if such termination of employment or service (a) is initiated by us not for cause or (b) is initiated by the participant for good reason. In the event of a change of control, the Administrator will have the authority to take a variety of actions regarding outstanding awards. Within a certain time frame and under specific conditions, the Administrator may:

●	require all outstanding awards to be exercised by a certain date;
●	require the surrender of outstanding awards in exchange for a stock or cash payment equal to the per share change of control;
●	value of the shares covered by the award less, if any, the exercise price or base value of the award;
●	make equitable adjustments to outstanding awards to reflect the change of control; and/or
●	provide for replacement of outstanding awards with awards in the successor to the Company.

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Transferability

Incentive options are not transferable other than by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Code Section 422 and related regulations. Nonqualified options are not transferable other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Restricted awards, SARs, performance awards, phantom stock awards, and other stock-based awards generally are not transferable other than transfers by will or the laws of intestate succession, and participants may not sell, transfer, assign, pledge, or otherwise encumber shares subject to an award until the award has vested and all other conditions established by the Administrator have been met.

Forfeiture and Recoupment

Third Amended 2013 Plan authorizes the Administrator to require forfeiture and recoupment of plan benefits if a participant engages in certain types of detrimental conduct and to require that a participant be subject to any compensation recovery policy or similar policies that may apply to the participant or be imposed under applicable laws.

Performance Measures

For any award granted under the Third Amended 2013 Plan subject to performance-based vesting, exercisability or other conditions, the Administrator will determine the performance period during which a performance goal must be met. The performance period will generally be at least one year, subject to applicable provisions of the Plan regarding accelerated vesting events. Attainment of any performance goal is subject to certification by the Administrator. Performance goals may include a threshold level of performance below which no payment or vesting will occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur.

Under the Third Amended 2013 Plan, at the Administrator’s discretion, the performance measures for any performance period are limited to one or more of the following: (a) revenues or sales; (b) gross margins; (c) earnings per share; (d) net bookings; (e) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (f) operating income; (g) return on stockholders’ equity; (h) expense management; (i) operating margins; (j) cash flow or free cash flow; (k) return on assets; and (l) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, management of litigation, management of information technology, goals relating to acquisitions or divestitures of products, product lines, subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices, and/or execution of pre-approved corporate strategy.

Certain Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the Third Amended 2013 Plan. This summary is based on U.S. federal income tax laws and regulation in effect on the date of this Proxy Statement and is not a complete description of the U.S. federal income tax laws. In addition, this summary is not intended to be exhaustive, does not constitute legal advice or tax advice and does not describe municipal, state or foreign income tax consequences of awards, federal employment taxes or the tax consequences of a participant’s death.

Incentive Options

Incentive options granted under the Third Amended 2013 Plan are intended to qualify as incentive stock options under Code Section 422. Pursuant to Code Section 422, the grant and exercise of an incentive stock option generally will not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of the shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been our employee from the date of grant to three months before the date of exercise (or 12 months in the event of the participant’s death or disability). However, the excess of the fair market value of the shares received upon exercise of the incentive option over the option price for such shares generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may increase their federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.

We generally will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as capital gain or loss.

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If the holding period requirements for incentive option treatment described above are not met, the participant will be taxed as if he or she received compensation in the year of the disposition. The participant must treat gain realized in the premature disposition as ordinary income to the extent of the lesser of: (a) the fair market value of the stock on the date of exercise minus the option price or (b) the amount realized on disposition of the stock minus the option price. Any gain in excess of these amounts may be treated as capital gain. We generally are entitled to deduct, as compensation paid, the amount of ordinary income realized by the participant on premature disposition of the shares.

Pursuant to the Code and the terms of the Third Amended 2013 Plan, in no event can there first become exercisable by a participant in any one calendar year incentive options granted by us with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the Third Amended 2013 Plan exceeds this limitation, it will be treated as a nonqualified option. In addition, no incentive option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than 10% of the total combined voting power of all classes of our stock, unless the option price is equal to or exceeds 110% of the fair market value of the stock and the option period does not exceed five years.

Nonqualified Options

The grant of the nonqualified option should not result in taxable income to a participant or a tax deduction to us. The difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. We generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant. The participant’s basis in shares of common stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.

Stock Appreciation Rights

The grant of a SAR should not result in taxable income to a participant or a tax deduction to us. Upon exercise, the amount of cash and the fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income, and we will generally receive a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding. If the participant receives common stock upon the exercise of a SAR, the taxation of the post-exercise appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares of common stock.

Restricted Stock Awards

The grant of a restricted stock award will not result in taxable income to the participant or a tax deduction to us, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable, as defined under Code Section 83. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation; provided, however, in the case of restricted stock issued, at the beginning of the restriction period, the participant may elect, under Code Section 83(b) within 30 days of the grant of the restricted stock, to include in his or her ordinary income as compensation at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid for the shares. Thereafter, if the shares are forfeited before they have vested, the participant will be entitled to a deduction, refund or loss, for tax purposes only, in an amount equal to any purchase price of the forfeited shares regardless of whether the participant made a Code Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether any gain or loss is long-term or short-term begins when the forfeiture period expires, and the tax basis for such shares generally will be based on the fair market value of such shares on such date. However, if the participant makes an election under Code Section 83(b), the holding period will commence on the grant date, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and we will generally be entitled to a federal income tax deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant and will be deductible by us. If, however, the participant makes a Code Section 83(b) election , the dividends will be taxable as ordinary income to the participant but will not be deductible by the Company.

Restricted Stock Units, Performance Awards, Phantom Stock Awards, Other Stock-Based Awards and Dividend Equivalents

The grant of a restricted stock unit, performance award, phantom stock award, other stock-based award (subject to vesting conditions) or a dividend equivalent award generally should not result in taxable income to the participant or a tax deduction to us. However, the participant will recognize income on account of the settlement of such award. The income recognized by the participant at that time will be equal to any cash and the fair market value of any common stock that is received in settlement of the award. We are entitled to a tax deduction upon the settlement of such an award equal to the ordinary income recognized by the participant to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense.

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Section 409A

Code Section 409A imposes certain requirements on nonqualified deferred compensation, including requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Code Section 409A imposes restriction on an individual’s ability to change his or her distribution timing or form after an election to defer compensation has been made or compensation has been deferred. For certain individuals who are “specified employees”, Code Section 409A requires that such individual’s distribution commence no earlier than six months after the individual’s separation from service.

Under current Internal Revenue Service guidance, certain awards under the Third Amended 2013 Plan are excluded from non-qualified deferred compensation to which Code Section 409A applies. These excluded awards are stock options under which shares of our common stock are issued, stock appreciation rights under which shares of our common stock are issued, restricted stock, restricted stock units that are paid at or shortly after vesting and performance units that are paid at or shortly after vesting. Depending on their specific terms, other awards under the Third Amended 2013 Plan may be treated as non-qualified deferred compensation to which Code Section 409A applies, and in such case it is generally our intent that such awards be designed to comply with the election timing, payment timing, and other requirements of Code Section 409A.

If Code Section 409A applies to any award granted under the Third Amended 2013 Plan, and the award does not, when considered together with the Third Amended 2013 Plan, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and also may be subject to premium interest charges under Code Section 409A. We do not have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant nor are we responsible for the participant’s tax consequences in connection with an award, including those under Code Section 409A.

The foregoing is only a summary of the effect of federal income taxation upon us and upon participants, is not complete and does not discuss the federal employment taxes, tax consequences of any participant’s death or the income tax laws of any municipality, state, or foreign country in which a participant may reside. The foregoing is not legal advice or tax advice.

New Plan Benefits

No awards will be granted under the Third Amended 2013 Plan with respect to the additional 1,000,000 new shares of common stock that are being added to the plan as a result of the Third Amended 2013 Plan Amendment, unless it is approved by our stockholders. Because future awards under the Third Amended 2013 Plan will be granted at the discretion of the Administrator, the type, number, recipients, and other terms of such awards cannot be predicted at this time. For details on awards granted under the Third Amended 2013 Plan in fiscal year 2022 to our named executive officers and directors, see the Summary Compensation Table under “Executive Compensation—Summary Compensation” and the Director Compensation in 2022 table under “Director Compensation.”

Our board of directors believes that approval of the Third Amended 2013 Plan Amendment is in our company’s best interest in order to continue the purposes of our equity compensation program and provide competitive incentives for eligible participants. Our board of directors believes that substantial equity ownership encourages management to take actions favorable to our long-term interests and those of our stockholders. Accordingly, equity-based compensation makes up a significant portion of the overall compensation of our executive officers. In addition, we grant unvested equity-based awards to most of our newly-hired, full-time employees, and our non-employee directors, and our non-employee directors and many employees are periodically eligible thereafter for additional equity awards. Our board of directors believes that stockholder approval of the Third Amended 2013 Plan Amendment will allow us to continue the use of equity compensation as a component of a competitive, but measured, overall compensation program.

Our board of directors recommends a vote “FOR” approval of the Third Amended 2013 Plan Amendment as set forth in this Proposal 4.

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CORPORATE GOVERNANCE

We have established corporate governance practices designed to serve the best interest of our company and our stockholders. We are in compliance with the current corporate governance requirements imposed by the rules and regulations of the SEC and the listing standards of The Nasdaq Stock Market (“Nasdaq”). Set forth below is information regarding the meetings of the board of directors during fiscal 2022, a description of the board of directors’ standing committees and additional information about our corporate governance policies and procedures.

Board of Directors Meetings and Committees

The board of directors met six times during fiscal year 2022. Standing committees of the board of directors currently include the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee.

All nominees for election as directors at the Annual Meeting were unanimously recommended by the Governance and Nominating Committee and unanimously nominated by the current board of directors, including all of the independent directors. Under our bylaws, director nominations may be brought at an Annual Meeting of Stockholders only by or at the direction of the board of directors or by a stockholder entitled to vote who has submitted a nomination in accordance with the requirements of the bylaws as in effect from time to time. For this Annual Meeting, we received no director nominations from stockholders. For additional information, see “Stockholder Proposals for 2024 Annual Meeting of Stockholders.”

Our board of directors has determined that Messrs. Lucas, Phillips, Ferayorni and Ms. Starkey are all “Independent Directors” in accordance with the standards set forth in Item 407(a)(1)(i) of Regulation S-K and in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

There are no family relationships among any of the above-named directors or nominees for director or among any of the directors or nominees for director and any of our executive officers.

In fiscal year 2022, each incumbent director attended at least 75% of the meetings of our board of directors and of the committees of the board of directors on which he or she served.

Our board of directors currently combines the roles of Chairman of the board of directors and Chief Executive Officer. Periodically, our board of directors and Governance and Nominating Committee assess these roles and the board leadership structure to ensure our interests and the interests of our stockholders are best served at this time. Both the Chairman and CEO positions are currently held by Wyche T. “Tee” Green, III. The board of directors believes having Mr. Green serve in both capacities allows him to provide decisive and effective leadership and more effectively execute our strategic initiatives and business plans and confront our challenges.

The Audit Committee

The Audit Committee is comprised entirely of independent directors. Messrs. Phillips (Committee Chairman), Ferayorni and Lucas are presently the members of the Audit Committee. The Audit Committee operates under a charter approved by our board of directors and available through our website at http://www.streamlinehealth.net. The Audit Committee met separately as a committee four times during fiscal year 2022. The Audit Committee, along with management, met separately or as part of the entire board of directors to review each of our quarterly and annual financial statements filed on Form 10-Q or Form 10-K prior to the filing of those reports with the SEC. The Audit Committee Chairman separately discusses our financial reports with the auditors on a regular basis. The Audit Committee’s functions include the engagement of our independent registered public accounting firm, review of the results of the audit engagement and our financial results, review of our financial statements by the independent registered public accounting firm and their opinion thereon, review of the auditors’ independence, review of the effectiveness of our internal controls and similar functions, and approval of all auditing and non-auditing services performed by our independent registered public accounting firm. The board of directors has determined that Jonathan R. Phillips is an audit committee financial expert as defined under SEC rules and regulations.

The Compensation Committee

The Compensation Committee is comprised entirely of independent directors. Ms. Starkey (Committee Chairwoman), Mr. Lucas and Mr. Phillips are presently the members of the Compensation Committee. The Compensation Committee operates under a charter approved by our board of directors and available through our website at http://www.streamlinehealth.net. The Compensation Committee met separately as a committee two times during fiscal year 2022. The Compensation Committee reviews the performance of, and establishes the salaries and all other compensation of, our executive officers. The Compensation Committee also administers the Third Amended 2013 Plan and is responsible for grants of equity awards under the Third Amended 2013 Plan.

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The Governance and Nominating Committee

The Governance and Nominating Committee is comprised entirely of independent directors. Messrs. Ferayorni (Committee Chairman) and Phillips and Ms. Starkey are presently the members of the Governance and Nominating Committee. The purposes of the Governance and Nominating Committee are to assist the board of directors in complying with and overseeing our Code of Business Conduct and Ethics (the “Code of Conduct”), to review and consider developments in corporate governance practices, to identify and recommend individuals to the board of directors for nomination as members of our board of directors and its committees, and to develop and oversee the process for nominating individuals to our board of directors. The Governance and Nominating Committee operates under a charter approved by our board of directors and available through our website at http://www.streamlinehealth.net. The Governance and Nominating Committee met separately as a committee one time during fiscal year 2022.

The Governance and Nominating Committee has established procedures through which confidential complaints may be made by employees directly to the Chairman of the Governance and Nominating Committee regarding: illegal or fraudulent activity; questionable accounting, internal controls or auditing matters; conflicts of interest, dishonest or unethical conduct; disclosures in our filings with the SEC; violations of our Code of Conduct; or any other matters relating to questionable actions taken by our employees, officers or directors.

The Governance and Nominating Committee also has established a review process for all members of our board of directors. In this process, all members perform a self-review and assessment of their own performance as a director and also review and provide constructive feedback of all the other directors. The Governance and Nominating Committee oversees a similar 360-degree review process for our Chief Executive Officer where he is reviewed by himself, by the other directors, and by his direct management reports.

Corporate Governance Policies

Communications with the Board of Directors

We encourage stockholder communication with the board of directors. Any stockholder who wishes to communicate with the board of directors or with any particular director, including any independent director, may send a letter addressed to the Corporate Secretary at Streamline Health Solutions, Inc., 2400 Old Milton Pkwy, P.O. Box 1353, Alpharetta, GA 30009. Communications should indicate that you are a Company stockholder and clearly specify whether such communication is intended to be delivered to the entire board of directors or to one or more particular directors(s). All communications to directors will be transmitted promptly without any editing or screening by the Corporate Secretary.

Code of Conduct

The board of directors adopted our Code of Conduct, which applies to all of our directors, officers (including our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and any person performing similar functions), and employees. Our Code of Conduct is available through our website at http://www.streamlinehealth.net.

Director Attendance at Annual Meetings of Stockholders

We have not implemented a formal policy regarding director attendance at the Annual Meeting of Stockholders. Typically, our board of directors holds its annual organizational meeting directly following the Annual Meeting of Stockholders, which results in most directors attending the Annual Meeting of Stockholders. Messrs. Green and Phillips attended the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) virtually, and we currently expect Messrs. Green and Phillips to virtually attend the 2023 Annual Meeting of Stockholders.

Risk Management

Our management is responsible for day-to-day risk management of the Company. Management reports to the board of directors on the material risks the Company faces when management determines that the Company’s risk profile materially changes. The board of directors uses management’s reports to evaluate the Company’s exposure to risks in light of the Company’s business plan and growth strategies. The board of directors primarily focuses on risks in the areas of operations, liquidity and compliance, which the board of directors believes are the areas most likely to have a potential impact on the Company in a material way.

Executive Sessions of Independent Directors

Our board of directors has scheduled regular executive sessions of our independent directors. At executive sessions, our independent directors meet without management or any non-independent directors present. The board of directors believes that executive sessions foster open and frank communication among the independent directors, which will ultimately add to the effectiveness of the board of directors, as a whole.

No Executive Loans

We do not extend loans to executive officers or directors, and we have no such loans outstanding.

Employee, Officer and Director Hedging

We do not have in place any practices or policies regarding hedging, and any transactions to purchase financial instruments or otherwise engage in transactions that hedge or offset any decrease in market value of our securities by employees, officer or directors are generally permitted.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 20, 2023 by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each director and each nominee for director; (iii) each named executive officer; and (iv) all directors and current executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Options or other rights to purchase that are currently exercisable or are exercisable within 60 days of April 20, 2023 (including shares subject to restrictions that lapse within 60 days of April 20, 2023) are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. The percentages are based on 57,569,451 shares of common stock outstanding as of April 20, 2023. None of our directors or executive officers beneficially owns any shares of our preferred stock. An asterisk indicates beneficial ownership of less than 1% of the common stock outstanding.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock Owned
Five Percent Stockholders
Tamarack Advisers, LP(1)	5,428,308	9.43%
Harbert Discovery Fund, LP(2)	4,824,212	8.38%
GCI Partners(3)	3,338,100	5.80%
Marathon Micro Fund, LP (4)	3,097,380	5.38%
Norman H. Pessin(5)	3,029,427	5.26%

Directors and Named Executive Officers
Justin J. Ferayorni(6)	5,428,308	9.43%
Kenan H. Lucas(7)	4,824,212	8.38%
Wyche T. “Tee” Green, III(8)	2,052,193	3.56%
Jonathan R. Phillips(9)	1,180,464	2.05%
Judith E. Starkey(10)	801,104	1.39%
Thomas J. Gibson(11)	617,585	1.07%
Benjamin L. Stilwill(12)	473,548	*
All current directors and executive officers as a group (7 persons)(13)	15,377,414	26.71%

(1)	Based on the Statement of Changes in Beneficial Ownership filed with the SEC on October 27, 2022, Tamarack Advisers, LP (“Tamarack Advisers”) is deemed the beneficial owner of such shares pursuant to separate arrangements whereby it acts as investment adviser to Tamarack Global Healthcare Fund, LP and Tamarack Global Healthcare Fund QP, LP. Each entity for which Tamarack Advisers acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock purchased or held pursuant to such arrangements. Tamarack Capital GP, LLC (“Tamarack Capital”) is deemed to be the beneficial owner of such shares because of its position of general partner and majority owner of Tamarack Advisers. Tamarack Capital Management, LLC (“Tamarack GP”) is deemed to be the beneficial owner of such shares because of its position as general partner to some of the private funds which together own the securities. Justin J. Ferayorni is deemed to be the beneficial owner of such shares because he is the managing member and majority owner of Tamarack Capital. In addition, Mr. Ferayorni also directly, or through family members, beneficially owns 497,426 shares of common stock which includes 54,745 shares of restricted stock over which the holder has sole voting but no investment power. The reported securities represent 4,244,334 shares held directly by Tamarack Global Healthcare Fund, L.P. (“Fund 1”) and 686,548 shares held directly by Tamarack Global Healthcare Fund QP, L.P. (“Fund 2”). The address of Tamarack Advisers, Tamarack Capital, Tamarack GP and Mr. Ferayorni is 5050 Avenida Encinas, Suite 360, Carlsbad, CA 92008.

(2)	Based on the Statement of Changes in Beneficial Ownership filed with the SEC on October 28, 2022, Harbert Discovery Fund, LP (the “Fund”) is deemed to have shared voting and dispositive power over 4,824,212 shares of common stock which it purchases, holds and sells for investment purposes. As further described below, each of Harbert Discovery Fund GP, LLC (the “Fund GP”), Harbert Fund Advisors, Inc. (“HFA”), Harbert Management Corporation (“HMC”), Jack Bryant, Kenan Lucas and Raymond Harbert exercises shared voting and dispositive power over the funds for the purchase of the shares of common stock purchased by the Fund, and by virtue of such status, may be deemed to be the beneficial owner of such shares. Jack Bryant is a Senior Advisor to the Fund and a Vice President and Senior Managing Director of HMC. Kenan Lucas is a Managing Director and Portfolio Manager of the Fund GP, which serves as general partner of the Fund. Raymond Harbert is the controlling shareholder, Chairman and Chief Executive Officer of HMC, an alternative asset investment management firm that is the managing member of the Fund GP. Mr. Harbert also serves as the Chairman, Chief Executive Officer and Director of HFA, an indirect, wholly owned subsidiary of HMC, which provides the Fund with certain operational and administrative services. The address of the Fund, the Fund GP, HFA, HMC, Mr. Bryant, Mr. Lucas, and Mr. Harbert is 2100 Third Avenue North, Suite 600, Birmingham, AL 35203.

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(3)	Based on the most recent information available to the Company, GCI Partners Opportunity Fund L.P. (the “GCI Partners”) is deemed to have shared voting and dispositive power over 3,338,100 shares of common stock which it purchases, holds and sells for investment purposes. Niraj A. Gupta exercises shared voting and dispositive power over the funds for the purchase of the shares of common stock purchased by GCI Partners, and by virtue of such status, may be deemed to be the beneficial owner of such shares. The address of each of GCI Partners and Niraj A. Gupta is 1350 Avenue of the Americas, 3rd Floor, New York, NY 10019.

(4)	Based on the Schedule 13G filed with the SEC on February 3, 2023, Marathon Micro Fund, LP (the “Marathon Micro Fund”) is deemed to have sole voting and dispositive power over 3,097,380 shares of common stock which it purchases, holds and sells for investment purposes. The address of Marathon Micro Fund is 4 North Park Drive, Suite 106, Hunt Valley, MD 21030.

(5)	Based on the Schedule 13D filed with the SEC on November 1, 2022, Norman H. Pessin owns 981,284 shares of Common Stock of the Issuer, Sandra F. Pessin owns 1,283,421 shares of Common Stock of the Issuer and Brian L. Pessin owns 764,722 shares of Common Stock of the Issuer. Norman H. Pessin has sole voting and dispositive power with respect to the shares of Common Stock he owns directly. Sandra F. Pessin has sole voting and dispositive power with respect to the shares of Common Stock she owns directly. Brian L. Pessin has sole voting and dispositive power with respect to the shares of Common Stock he owns directly. The address of each of Norman H. Pessin and Sandra F. Pessin is 400 E 51st St, PH31, New York, NY 10022. The address of Brian L. Pessin is 65 E 76th St, Apt 3DE, New York, NY 10021.

(6)	Based on the Statement of Changes in Beneficial Ownership filed with the SEC on October 27, 2022, Tamarack Advisers, LP (“Tamarack Advisers”) is deemed the beneficial owner of such shares pursuant to separate arrangements whereby it acts as investment adviser to Tamarack Global Healthcare Fund, LP and Tamarack Global Healthcare Fund QP, LP. Each entity for which Tamarack Advisers acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock purchased or held pursuant to such arrangements. Tamarack Capital GP, LLC (“Tamarack Capital”) is deemed to be the beneficial owner of such shares because of its position of general partner and majority owner of Tamarack Advisers. Tamarack Capital Management, LLC (“Tamarack GP”) is deemed to be the beneficial owner of such shares because of its position as general partner to some of the private funds which together own the securities. Justin J. Ferayorni is deemed to be the beneficial owner of such shares because he is the managing member and majority owner of Tamarack Capital. In addition, Mr. Ferayorni also directly, or through family members, beneficially owns 497,426 shares of common stock which includes 54,745 shares of restricted stock over which the holder has sole voting but no investment power. The reported securities represent 4,244,334 shares held directly by Tamarack Global Healthcare Fund, L.P. (“Fund 1”) and 686,548 shares held directly by Tamarack Global Healthcare Fund QP, L.P. (“Fund 2”). The address of Tamarack Advisers, Tamarack Capital, Tamarack GP and Mr. Ferayorni is 5050 Avenida Encinas, Suite 360, Carlsbad, CA 92008.

(7)	Based on the Statement of Changes in Beneficial Ownership filed with the SEC on October 28, 2022. Harbert Discovery Fund, LP (the “Fund”) is deemed to have shared voting and dispositive power over 4,824,212 shares of common stock which it purchases, holds and sells for investment purposes. As further described below, each of Harbert Discovery Fund GP, LLC (the “Fund GP”), Harbert Fund Advisors, Inc. (“HFA”), Harbert Management Corporation (“HMC”), Jack Bryant, Kenan Lucas and Raymond Harbert exercises shared voting and dispositive power over the funds for the purchase of the shares of common stock purchased by the Fund, and by virtue of such status, may be deemed to be the beneficial owner of such shares. Jack Bryant is a Senior Advisor to the Fund and a Vice President and Senior Managing Director of HMC. Kenan Lucas is a Managing Director and Portfolio Manager of the Fund GP, which serves as general partner of the Fund. Raymond Harbert is the controlling shareholder, Chairman and Chief Executive Officer of HMC, an alternative asset investment management firm that is the managing member of the Fund GP. Mr. Harbert also serves as the Chairman, Chief Executive Officer and Director of HFA, an indirect, wholly owned subsidiary of HMC, which provides the Fund with certain operational and administrative services. The address of the Fund, the Fund GP, HFA, HMC, Mr. Bryant, Mr. Lucas, and Mr. Harbert is 2100 Third Avenue North, Suite 600, Birmingham, AL 35203.

(8)	Includes 1,047,682 shares held by 121G, LLC of which Mr. Green is the managing member and as a result, has sole voting and dispositive power with respect to such shares.

(9)	Includes (i) 72,993 shares of restricted stock over which the holder has sole voting but no investment power and (ii) 72,500 shares of common stock held by Mr. Phillips’s wife or in her trust.

(10)	Includes 72,993 shares of restricted stock over which the holder has sole voting but no investment power.

(11)	Includes 140,000 shares of restricted stock over which the holder has sole voting but no investment power.

(12)	Includes (i) stock options that are currently exercisable or exercisable within 60 days of April 20, 2023 to purchase 13,750 shares of common stock and (ii) 52 shares of common stock held by Mr. Stilwill’s wife.

(13)	Includes (i) stock options that are currently exercisable or exercisable within 60 days of April 20, 2023 to purchase 13,750 shares of common stock and (ii) 10,812,828 shares of common stock held indirectly.

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EXECUTIVE OFFICERS

The names, ages, and positions held by our executive officers as of the Record Date, are set forth below. All of our current executive officers hold office until their successors are elected and qualified or until any removal or resignation. Our executive officers are elected by the board of directors and serve at the discretion of the board of directors. For more information about Wyche T. “Tee” Green III, Chief Executive Officer, please see “Proposal 1—Election of Directors—Nominees for Election as Directors” in this Proxy Statement.

Name	Age	Position	First Appointed as Executive Officer
Wyche T. “Tee” Green, III	51	Chief Executive Officer and Chairman	2019
Benjamin L. Stilwill(1)	34	President	2022
Thomas J. Gibson	59	Senior Vice President and Chief Financial Officer	2018

(1)	Mr. Stilwill was appointed President of the Company in October 2022.

Benjamin L. Stilwill was appointed President of the Company, effective October 26, 2022. Mr. Stilwill served as Senior Vice President, Customer Success from March 2020 until February 2022, when he was named President & CEO of eValuator Solutions. Prior to that, Mr. Stilwill served as Senior Vice President, Client Success where he was responsible for supporting the Client Journey to ensure long-term continual success with eValuator clients. Mr. Stilwill has been with the Company since 2013 and previously held roles in Finance, Corporate Development, IT Infrastructure and Sales. Prior to joining the Company, Mr. Stilwill worked as a Financial Analyst in the Mergers and Acquisitions practice of BMO Capital Markets. Mr. Stilwill has a Bachelor of Arts degree in Economics from DePauw University and an Executive MBA from Villanova University.

Thomas J. Gibson joined Streamline as Senior Vice President and Chief Financial Officer in September 2018. From April 2013 to December 2013, Mr. Gibson served as Principal Accounting Officer, Senior Vice President of Finance and Corporate Controller at R1 RCM (previously Accretive Health, Inc.), a healthcare revenue cycle management company. In his role at R1 RCM, Mr. Gibson oversaw the company’s accounting operations and financial reporting functions. Following his service with R1 RCM, Mr. Gibson served as Chief Financial Officer of Vivex Biomedical, Inc., a regenerative biologics company from December 2013 to December 2015 and of Citra Health Solutions, a leading healthcare services and technology firm, from December 2015 to September 2018, where he was primarily responsible for the respective company’s financial reporting, treasury and financial business operations. Mr. Gibson received his bachelor’s degree from the University of South Alabama.

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we explain how we compensate our executive officers named in the “Summary Compensation Table” below. Our “named executive officers” for fiscal year 2022 refer to:

●	Wyche T. “Tee” Green, III, Chairman and Chief Executive Officer;
●	Benjamin L. Stilwill, President; and
●	Thomas J. Gibson, Senior Vice President and Chief Financial Officer.

Executive Summary

The Compensation Committee has a conservative pay-for-performance compensation philosophy and aims to have executive compensation practices that align executive pay with Company performance.

The Compensation Committee has made the following decisions with respect to the Company’s executive compensation in fiscal year 2022:

●	The base salaries for certain executive officers have been temporarily and modestly decreased; and
●	The Compensation Committee granted operating bonus awards in the aggregate of 540,000 shares of restricted stock to the Company’s three named executive officers, Messrs. Green, Stilwill and Gibson.
●	The Compensation Committee continued to use adjusted EBITDA, as the financial measure for executive bonuses; and
●	The Compensation Committee continued to award restricted stock in order to align the interests of our executives with those of our stockholders and provide appropriate performance and retention incentives.

Our financial performance in fiscal year 2022 did not meet the minimum bonus targets as set by the Compensation Committee. As a result, no cash bonuses were awarded to the three named executives. The Compensation Committee believes any incentive bonuses awarded should demonstrate strong alignment between executive pay and Company performance. We describe our cash bonus targets and performance measures for fiscal year 2022 in greater detail below under “Cash Bonus Opportunity.”

The board of directors appointed Wyche T. “Tee” Green. III as the Company’s Chief Executive Officer effective as of October 16, 2019. The Company entered into an employment agreement with Mr. Green when he was Chief Executive Officer of the Company. The board of directors appointed Benjamin L. Stilwill as the Company’s President effective October 26, 2022. The Company and Mr. Stilwill previously entered into an employment agreement when Mr. Stilwill was appointed President & CEO of Streamline Health, LLC on February 15, 2022. The Company entered into an amended employment agreement with Mr. Stilwill in connection with his appointment to President of the Company on October 31, 2022. The board of directors appointed Thomas J. Gibson as the Company’s Senior Vice President and Chief Financial Officer effective as of September 10, 2018. The Company entered into an employment agreement with Mr. Gibson when he was appointed Senior Vice President and Chief Financial Officer of the Company.

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Philosophy and Components of Our Executive Compensation Program

Philosophy

The Compensation Committee believes that executive compensation should (i) provide an incentive for Streamline’s executives to achieve the Company’s goals, (ii) reward executives with equity interests in the Company and align the interests of executives with stockholder interests to enhance stockholder value and (iii) attract and retain key executives critical to Streamline’s long-term success. Under the oversight of the Compensation Committee, the Company has developed and implemented a pay-for-performance executive compensation program that rewards senior management for the achievement of certain financial performance objectives. Streamline achieves the philosophies of pay-for-performance and alignment of executive compensation with stockholder value primarily by providing a substantial portion of each executive officer’s total annual compensation through annual short-term cash bonus opportunities and grants of long-term equity, primarily in the form of restricted stock. The Compensation Committee intends to continually monitor the use of restricted stock as it relates to tax and accounting regulations, overall effectiveness of the programs and best practices. We describe our fiscal year 2022 short-term incentive plan in greater detail below under “Cash Bonus Opportunity” and describe equity grants in more detail under “Long-Term Equity Incentive Compensation.”

Compensation Components

The Compensation Committee designed the Company’s compensation program to provide our executive officers with a combination of cash (salary and bonus) and long-term equity incentive compensation to align the interests of our executive officers with those of our stockholders. For fiscal year 2022, the elements of the executive compensation program that applied to our named executive officers were base salary, cash bonuses, long-term equity incentive compensation in the form of restricted stock or similar awards, as well as other employee benefits. Brief descriptions of each principal element of the executive compensation program are summarized in the following table and described in more detail below.

Compensation Element	Brief Description	Objectives
Base Salary	Fixed compensation that reflects the talent, skills and competencies of the individual	Provide a competitive, fixed level of cash compensation to attract and retain executives
Cash Bonus Opportunity	Variable cash compensation earned based on achieving pre-established annual sales booking, revenue, and adjusted EBITDA goals	Motivate and reward executives to achieve or exceed Company goals
Long-term Equity Incentive Compensation	Equity-based awards in the form of restricted stock granted to key executives	Awards assist in retaining executives and aligning their interests with those of our stockholders
Benefits & Perquisites	Participation in broad-based employee health and welfare programs and retirement plans	Aid in retention of key executives in a highly competitive market for talent by providing an overall competitive benefits package

Although the Compensation Committee has not established a policy or formula for the allocation of total compensation among these different elements of total executive officer compensation, the Compensation Committee endeavors to offer an appropriate mix among the different types of compensation:

●	to motivate executive officers to deliver superior short-term performance by providing conservative, but competitive, base salaries and cash bonus opportunities;
●	to align the interests of our executive officers with the long-term interests of the Company’s stockholders through the grant of equity incentive awards; and
●	to provide an overall compensation package that is conservative, but competitive and, therefore, promotes executive recruitment and retention.

Say on Pay Results and Consideration of Stockholder Support

At the 2022 Annual Meeting of Stockholders on June 7, 2022, over 96% of the votes cast were in favor of the advisory vote to approve executive compensation. The Compensation Committee considered this positive result and concluded that the stockholders continue to support the compensation paid to our executive officers and the Company’s overall pay practices. In light of this support, the Compensation Committee decided to retain the core design of our executive compensation program for fiscal year 2022, with an emphasis on short-term and long-term incentive compensation that rewards our senior executives when they successfully implement our business plan and, in turn, deliver value for our stockholders.

The Compensation Committee will continue to monitor best practices, future advisory votes on executive compensation and other stockholder feedback to guide it in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

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Setting Compensation for Our Named Executive Officers

Role of Compensation Committee

The Compensation Committee has the primary authority to determine Streamline’s compensation philosophy and to establish compensation for the executive officers and non-employee directors. In establishing executive officer compensation, the Compensation Committee uses its subjective evaluation of the executives’ performance and responsibilities, the Company’s overall performance and the Chief Executive Officer’s recommendations. In establishing non-employee director compensation, the Compensation Committee takes into account non-employee director compensation for the prior fiscal year. The Compensation Committee discusses non-employee director compensation with the board of directors and such compensation is subsequently approved by the board of directors.

Role of our Independent Compensation Consultant

The Compensation Committee has the sole discretion to retain third-party advisors to assist in carrying out its responsibilities. At the end of fiscal year 2022, the Compensation Committee engaged F.W. Cook to advise and support the Compensation Committee on compensation decisions. At the direction of the Compensation Committee, F.W. Cook developed a peer group (the “Compensation Peer Group”) and compared competitive compensation practices for our named executive officers as well as our non-employee directors. The Compensation Committee considered the specific independence factors adopted by the SEC and determined that F.W. Cook is independent and F.W. Cook’s work did not raise any conflicts of interest.

Management’s Role in the Compensation-Setting Process

Company management plays a significant role in the compensation-setting process. The most significant aspects of management’s role are:

●	evaluating associate performance;
●	preparing information for Compensation Committee meetings;
●	establishing business performance targets and objectives;
●	providing information about the Company’s strategic objectives; and
●	recommending salary levels and equity awards.

In the past, the Compensation Committee has authorized the Chief Executive Officer to negotiate employment agreements with senior executive officers (other than himself). The negotiated employment agreements are subject to review and approval by the Compensation Committee. Also, in certain circumstances, the Compensation Committee may delegate to one or more of our officers the authority to grant awards, and to make other determinations under the Third Amended 2013 Plan with respect to such awards, to persons who are not directors or officers subject to the provisions of Section 16 of the Exchange Act, and who are not subject to the requirements of “covered employees” under Section 162(m) of the Code.

Market Data Review

Market pay levels and practices, including those of a self-selected peer group, are one of many factors the Compensation Committee considers in making executive compensation decisions. Market information provides an external frame of reference on the range and reasonableness of compensation levels and practices, and is used as a data point in decision-making and not as a primary factor. Internal considerations, competitive factors and the Company’s evolution are other factors the Compensation Committee considers in setting executive compensation.

In fiscal year 2022, a peer group of similarly-sized healthcare technology and software-as-a-service companies was used based on input from F.W. Cook, the Compensation Committee and management. The following group of 15 companies reflects our Compensation Peer Group:

American Software, Inc.	Nxt-ID, Inc.
BSQUARE Corporation	Optimize-Rx Corporation
CareCloud, Inc.	PaySign, Inc
Castlight Health, Inc.	Phreesia, Inc.
Computer Programs and Systems, Inc.	RCM Technologies, Inc.
CynergisTek, Inc.	Verb Technology Company, Inc.
Model N, Inc.	Vocera Communications, Inc.
National Research Corporation

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F.W. Cook provides the Compensation Committee with market data relating to base salaries, short-term cash bonuses, long-term equity awards, and total compensation for each of the named executive officers at these peer companies. The Compensation Committee considers this information, together with other factors discussed herein, in determining the compensation of our named executive officers.

Executive Compensation Framework

Base Salary

We pay base salaries to attract talented executives and to provide a fixed base of cash compensation. Base salaries are determined by the Compensation Committee based on the facts and circumstances relevant to each named executive officer, including years of service, level of experience, individual areas of responsibility, the annual rate of inflation, the Company’s operating performance, and competitive market data from our Compensation Peer Group and other broader market sources. Salaries for our named executive officers are generally provided for in their employment agreements, subject to review and adjustment by the Compensation Committee from time to time.

The Company believes a significant portion of a named executive officer’s compensation should be variable, based on the performance of the Company, in order to align our executives’ interests with the interests of our stockholders. Accordingly, base salary is only a portion of the overall total compensation of our named executive officers.

For fiscal year 2022, the Compensation Committee determined to maintain base salaries consistent with the amounts paid in fiscal year 2021 to each of our named executive officers. The following table sets forth the base salaries for each of our named executive officers for fiscal year 2022:

Name	Base Salary
Wyche T. “Tee” Green, III	$480,000
Benjamin L. Stilwill	$280,000
Thomas J. Gibson	$279,000

As part of the Company’s strategic alignment, the Company implemented temporary base salary reductions of 0% to 30% for the executive team from November 2022 through October 2023, which included a reduction of 30% for Wyche T. “Tee” Green, III, 10% for Thomas J. Gibson and no reduction for Benjamin L Stilwill. Mr. Stilwill did not receive an increase in base salary in connection with his appointment to President of the Company in October 2022.

Cash Bonus Opportunity

Each named executive officer’s employment agreement establishes a cash bonus target as a percentage of his base salary. The following table sets forth the target bonuses for each of our named executive officers in effect as of January 31, 2023.

Name	Target Bonus
Wyche T. “Tee” Green. III	50%
Benjamin L. Stilwill	50%
Thomas J. Gibson	40%

The Compensation Committee believes that cash bonuses should be contingent on performance relative to pre-established targets and objectives. Each cash bonus is determined based on whether these pre-established performance goals are met, upon which the executives would be eligible to receive a bonus in an amount determined by the Compensation Committee, although the Compensation Committee may elect not to award such bonuses. For the named executive officers to have been eligible for the cash bonus for fiscal year 2022, the Company was required to exceed an adjusted EBITDA deficit of $(1,000,000) as determined through an internal planning process.

Regarding the financial targets for fiscal year 2022 and fiscal year 2023, the Compensation Committee determined that bonuses would be earned if, and only if, the financial targets were exceeded. As such, the Compensation Committee attributed any excess to adjusted EBITDA to go 25% to the bonus pool for each of fiscal year 2022 and fiscal year 2023 until the bonus pool (at the total amount eligible for each management bonus pool participant) was available.

We calculate adjusted EBITDA as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transaction-related expenses, including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees. In awarding any additional cash bonus amounts above target amounts, the Compensation Committee would consider extraordinary Company financial performance, as well as personal performance involving executive leadership.

The Compensation Committee determined that none of the objective financial goals were achieved by the Company for fiscal year 2022, and as a result, cash bonuses were not earned. In awarding cash bonuses to executive officers for the fiscal year ended January 31, 2024, the Compensation Committee will consider multiple potential performance criteria including bookings, sales, and adjusted EBITDA, as well as successful completion of certain aspects of the Company’s strategic objectives.

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Long-Term Equity Incentive Compensation—Restricted Stock

We currently grant equity awards under the Third Amended 2013 Plan.

In fiscal year 2022, long-term incentive compensation to key personnel, including our named executive officers, was comprised of restricted stock awards. The restricted stock awards granted in fiscal year 2022 to our named executive officers vest ratably annually over a three-year period beginning in the quarter following the date of grant. The Compensation Committee believes that its fiscal year 2022 approach to awarding long-term incentive compensation provided the appropriate long-term incentives from both executive retention and pay-for-performance perspectives and rewarded such executives for managing through the novel coronavirus pandemic. The Compensation Committee believes that the granting of restricted stock awards supports the executive retention goal.

We have historically awarded equity grants to executive officers upon the commencement of their employment with the Company. Executive officers of the Company are reviewed annually and considered for additional grants. The awards for fiscal year 2023 have not been finalized or reported, and accordingly, are not included in the tables and discussion herein. In addition, from time to time, the Compensation Committee has considered and approved additional grants to certain associates of the Company, including our executive officers, where circumstances make such grants appropriate to the Company’s incentive and retention goals. In approving equity grants, the Compensation Committee considers a number of factors, including the number of shares available for grant under the Third Amended 2013 Plan, the grant rate over certain periods (as a percentage of shares of common stock), the amount of restricted stock to be granted, the performance of the named executive officer and role, the impact of specific grants on the total compensation of the named executive officer, the aggregate retention strength of all unvested equity held by such named executive officer and other key personnel, and competitive market data from our Compensation Peer Group and other broader market sources.

During fiscal year 2022, the Compensation Committee approved grants of equity incentive awards to certain of our associates, including the following equity grants to our named executive officers:

Executive	Title	Number of Shares of Restricted Stock
Wyche T. “Tee” Green, III	Chief Executive Officer	200,000
Benjamin L. Stilwill	President	200,000
Thomas J. Gibson	Chief Financial Officer	140,000

In fiscal year 2022, the Compensation Committee determined to update the forms of time-based restricted stock awards to provide for a three-year vesting period as opposed to the prior four-quarter vesting period. As such, the grants of restricted stock issued to our named executive officers in fiscal 2022 vest in three substantially equal installments, assuming continued employment.

In connection with the Company’s strategic alignment, the Compensation Committee also approved one-time grants of time-based restricted stock awards for certain executive officers of the Company, including 50,000 shares of restricted stock to Mr. Green, 100,000 shares of restricted stock to Mr. Stilwill, and 50,000 shares of restricted stock to Mr. Gibson. These grants of restricted stock issued to our named executive officers vest in three substantially equal installments, assuming continued employment, on November 1, 2023, November 1, 2024 and November 1, 2025.

In addition to the grants described above, Mr. Stilwill was awarded 100,000 shares of restricted stock prior to his appointment as an executive officer, in connection with the execution of his employment agreement.

Benefits

Streamline offers a comprehensive package of employee retirement and welfare benefits (including group life insurance, health and dental care insurance, and long-term disability insurance), in which executive officers participate on the same basis as other full-time associates.

Streamline currently sponsors a 401(k) Plan (the “401(k) Plan”) for all of our eligible associates, including our named executive officers. The 401(k) Plan is a tax-qualified retirement plan designed to meet the requirements of Sections 401(a) and 401(k) of the Code. Under the 401(k) Plan, participants may elect to make pre-tax savings deferrals from 1% to 60% of their compensation each year, subject to annual limits on such deferrals (e.g., $20,500 in 2022) imposed by the Code. Participants age 50 and older may also elect to make certain catch-up contributions, subject to a separate annual limit on such contributions (e.g., $6,500 in 2022) imposed by the Code. New participants automatically defer 6% of their compensation unless they make a contrary election. The Company matches 50% of up to the first 4% of each associate’s income (i.e., the Company match is 2% assuming the employee is contributing at least 4%) contributed to the 401(k) Plan, including those contributions made by the executive officers.

Perquisites

Although Streamline may offer limited perquisites to our executive officers, we did not provide perquisites to any of our executive officers in fiscal year 2022.

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Risk Considerations in our Compensation Program

The Compensation Committee generally structures the compensation of the executive officers to consist of both fixed and variable compensation. The fixed (or base salary) portion of compensation is designed to provide a steady income so executives do not feel pressured to focus exclusively on short-term gains or annual stock price performance, which may be to the detriment of long-term appreciation and other business metrics. The variable portion of compensation (e.g., cash bonuses and stock option awards) is designed to reward both individual performance and overall Company performance. For individual and Company performance, any cash bonuses are determined by the Compensation Committee. The Compensation Committee believes that the variable components of compensation are sufficient to motivate executive officers to produce short-term and long-term Company results, while the fixed element is also sufficient such that executives are not encouraged to take unnecessary or excessive risks in doing so.

Employment Agreements

Streamline has entered into employment agreements with each of Messrs. Green, Stilwill and Gibson. We describe each of these agreements in more detail below.

On July 29, 2019, the Company entered into an employment agreement with Mr. Green when he was appointed interim President and Chief Executive Officer of the Company. The initial term of Mr. Green’s employment agreement was month-to-month, continuing on the first day of each successive month, unless either party elected not to renew. Mr. Green’s employment agreement provided that Mr. Green was entitled to a monthly base salary of $35,000 for the first three months and a monthly base salary of $45,000 for each month following the initial three-month period. Mr. Green was also granted a restricted stock award of 50,000 shares and was entitled to receive a $20,000 cash bonus on the date which Mr. Green’s replacement executed his or her employment agreement to assume the role of President and Chief Executive Officer. In addition, Mr. Green’s employment agreement contained standard confidentiality, expense reimbursement, vacation time, and other standard executive benefit provisions.

On October 17, 2019, the Company entered into an employment agreement with Mr. Green when he was appointed President and Chief Executive Officer of the Company on a full-time basis. The initial term of the employment agreement is one year, automatically renewing in successive one-year periods unless either party elects not to renew. Mr. Green’s employment agreement provides that Mr. Green is entitled to an annual base salary of $480,000 and provides that Mr. Green will be eligible for an annual incentive bonus with a target amount of 50% of his annual base salary, based on the achievement of certain performance objectives. Mr. Green was also granted a restricted stock award of 50,000 shares (which vested immediately), a restricted stock award of 100,000 shares (vesting quarterly over the first year of his employment) and a restricted stock award of 100,000 shares (vesting upon fulfillment of certain predetermined percentage targets of the trailing twelve (12)-month revenue growth of the Company (exclusive of certain business segments) which was assessed as of the quarter ended July 31, 2020). Mr. Green also received a $50,000 cash bonus. Mr. Green’s employment agreement further provides for standard expense reimbursement, vacation time, and other standard executive benefits.

On February 15, 2022, the Company entered into an employment agreement with Mr. Stilwill when he was appointed President & CEO of Streamline Health, LLC. The initial term of the employment agreement is one year, automatically renewing in successive one-year periods unless either party elects not to renew. Mr. Stilwill’s employment agreement provides that Mr. Stilwill is entitled to an annual base salary of $280,000 and provides that Mr. Stilwill will be eligible for an annual incentive bonus with a target amount of 50% of his annual base salary, based on the achievement of certain performance objectives. Mr. Stilwill was also granted a restricted stock award of 100,000 shares. The vesting of such restricted stock units will be in three substantially equal annual installments beginning on the first anniversary of the date of grant. In addition, Mr. Stilwill’s employment agreement contains standard confidentiality provisions and non-competition covenants. Mr. Stilwill’s employment agreement further provides for standard expense reimbursement, vacation time, and other standard executive benefits. On October 31, 2022, the Company entered into an amended employment agreement in connection with Mr. Stilwill’s appointment to President of the Company.

On September 10, 2018, the Company entered into an employment agreement with Mr. Gibson when he was appointed Senior Vice President and Chief Financial Officer of the Company. The initial term of Mr. Gibson’s employment agreement was one year, after which it renews for successive one-year terms unless either party elects not to renew. Mr. Gibson’s employment agreement provides for an annual base salary of $275,000 and provides that Mr. Gibson will be eligible for an annual incentive bonus with a target amount of 40% of his annual base salary, based on the achievement of certain performance objectives. Mr. Gibson also received an inducement grant of 100,000 restricted stock units upon his hire date and an additional grant of 50,000 restricted stock units effective February 1, 2019. The vesting of such restricted stock units was in three substantially equal annual installments over the first three years of employment. In addition, Mr. Gibson’s employment agreement contains standard confidentiality provisions and non-competition covenants. Mr. Gibson’s employment agreement further provides for standard expense reimbursement, vacation time, and other standard executive benefits.

Each of the employment agreements with Streamline’s named executive officers provides assurances to the Company with regard to the availability of the executive’s services, provides protection for the Company’s confidential information and trade secrets, and restricts the ability of the executive officers to compete with the Company during their employment and for a specified period after its termination. In return, the executive officers are provided assurances with regard to salary, other compensation and benefits, as well as severance benefits if their employment is terminated by the Company other than for “good cause.” For this purpose, “good cause” includes the current use of illegal drugs; conviction of any crime which involves moral turpitude, fraud or misrepresentation; commission of any act which would constitute a felony and which adversely impacts the business or reputation of the Company; fraud, misappropriation or embezzlement of Company funds or property; wrongful conduct which is materially injurious to the reputation, business or business relationships of the Company; material violation or default on any of the provisions of the employment agreement; and the material and continuous failure to meet reasonable performance criteria or reasonable standards of conduct as established from time to time by the board of directors.

In addition, each of our named executive officers is provided additional assurances following a change of control of the Company. In such a situation, they would receive enhanced severance benefits, but only if their employment were terminated without “good cause” or if they chose to terminate their employment for “good reason.” This additional “double trigger” change of control protection has been provided to our named executive officers because they are considered vulnerable in a change of control context due to their positions with the Company, their relative levels of equity ownership and the stage of their careers.

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EXECUTIVE COMPENSATION

Summary Compensation

The following table is a summary of certain information concerning the compensation earned by our named executive officers for the fiscal years presented. Each of our current named executive officers has an employment agreement that influences or defines certain of the elements of compensation shown below. For a description of the material terms of these employment agreements, see “Compensation Discussion and Analysis -Employment Agreements.”

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)(2)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (4) ($)	Total ($)
Wyche T. “Tee” Green, III	2022	$447,323	$—	$273,500	—	—	$5,700	$726,523
Chief Executive Officer	2021	$480,000	$225,000	$268,500	—	—	$5,700	$979,200
Benjamin L. Stilwill	2022	$276,923	—	$327,000	—	—	$5,700	$609,623
President
Thomas J. Gibson	2022	$272,969	$—	$200,300	—	—	$5,459	$478,729
Senior Vice President and Chief Financial Officer	2021	$279,000	$136,667	$179,000	—	—	$5,700	$600,367

(1)	Includes amounts contributed by the named executive officers to the 401(k) Plan.
(2)	Includes bonus and commission payments to the named executive officers. Messrs. Green and Gibson were awarded two separate special bonuses in the fiscal year ended January 31, 2022 in the aggregate amounts of $225,000 and $136,667, respectively.
(3)	The amounts included in the table above reflect the total grant date fair value and were determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in determining the grant date fair values of these awards are set forth in the footnotes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 as filed with the SEC.
(4)	Reflects our matching contribution to the 401(k) Plan equal to a 100% match on the first 2% of the employee’s compensation which is available to all employees who participate in the plan. Excludes group life insurance, health care insurance, long-term disability insurance and similar benefits provided to all employees that do not discriminate in scope, terms or operations in favor of the named executive officers. Also excludes perquisites and other personal benefits, the aggregate amount of which with respect to each of the named executive officers does not exceed $10,000 reported for the fiscal years presented.

Equity Compensation Information

Outstanding Equity Awards at Fiscal 2022 Year End

The following table sets forth information with respect to the named executive officers equity awards outstanding as of January 31, 2023:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested (#)
Wyche T. “Tee” Green, III	—	—	—	—	150,000	$324,000
	—	—	—	—	50,000	$108,000
Benjamin L. Stilwill	2,250	—	7.60	9/29/2023	8,500	$18,360
	1,500	—	5.00	4/30/2024	100,000	$216,000
	5,000	—	2.58	7/7/2025	100,000	$216,000
	5,000	—	1.53	1/12/2026	—	$—
Thomas J. Gibson	—	—	—	—	90,000	$194,400
	—	—	—	—	50,000	$108,000

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Equity Compensation Plan Information

We maintain the Third Amended 2013 Plan, pursuant to which we may grant awards of stock options, stock appreciation rights, restricted awards, performance awards, phantom stock awards and other stock-based awards.

The following table presents additional information regarding securities authorized for issuance under our equity compensation plans as of January 31, 2023:

Number of
	securities to be			Number of Securities
	issued upon			remaining available for
	exercising of		Weighted-average	future issuance under
	outstanding		exercise	equity compensation
	options,		price of outstanding	plans (excluding
	warrants, and		options, warrants,	securities reflected
	rights		and rights	in column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders	628,958	(1)	$1.95	1,262,765	(3)
Total	628,958	(1)(2)		1,262,765

(1)	Includes 628,958 options exercisable under the Third Amended 2013 Plan. Does not include outstanding shares of previously awarded restricted stock.
(2)	Includes 628,958 options or other share-based awards available under the Third Amended 2013 Plan as of January 31, 2023.
(3)	As of April 20, 2023, after giving effect to certain grants of restricted stock awards to the Company’s employees, the Company had 1,262,765 shares available for issuance under the Third Amended 2013 Plan.

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DIRECTOR COMPENSATION

For the 2022 fiscal year, upon the recommendation of our management and Compensation Committee, and upon a comprehensive review of the compensation of directors of similarly situated companies in our industry, on March 24, 2022, the Compensation Committee of the board of directors unanimously approved an increase in the annual retainer for non-employee directors from $75,000 to $100,000. In approving such increase to the annual retainer, the Compensation Committee of the board of directors considered the market results that had been furnished by its compensation consultant, F.W. Cook.

For the 2022 fiscal year, we awarded annual retainers immediately following our 2022 Annual Meeting to each of our then-serving non-employee directors, including Justin J. Ferayorni, Kenan H. Lucas, Jonathan R. Phillips, and Judith E. Starkey. Each director received $100,000 of value in restricted stock valued at the date of the 2022 Annual Meeting, except for Kenan H. Lucas who received a monthly cash retainer. In order to attract and retain high quality non-employee independent directors, we allow independent directors to accept restricted stock with a maximum one-year vesting period, in equal value to all or a portion of their annual retainers, in lieu of cash. For the 2022 fiscal year, we did not pay our directors additional fees for meeting attendance. Mr. Lucas’ investment firm has certain policies that preclude him from earning stock, personally, from his position as a director of the Company.

On June 7, 2022, we granted each then-serving non-employee director (other than Kenan H. Lucas) the following amounts of restricted stock that vest upon the earlier of (i) the date of, and immediately prior to, the next annual meeting of stockholders and (ii) June 7, 2023: Jonathan R. Phillips, 72,993 shares; Justin J. Ferayorni, 54,745 shares; and Judith E. Starkey, 72,993 shares. We made these awards pursuant to the Third Amended 2013 Plan, and the awards were valued at the closing price of our common stock on the grant date.

We believe that awarding restricted stock to directors is a necessary component of their total compensation, including their retainer fees, and aligns their interests with those of our stockholders. Our Compensation Committee and board of directors have allowed a limited exception to this policy in connection with Mr. Lucas’s service as a director on our board of directors to account for limitations on his ability to accept compensation for service as a director and in recognition that a grant of restricted stock to Harbert Discovery Fund GP, LLC would not satisfy the intent of the board of directors’ policy.

On May 5, 2023, the Compensation Committee recommended, and the Board subsequently approved, an increase in the annual compensation to non-employee directors from $100,000 in fiscal year 2022 to $125,000 for fiscal year 2023. The Compensation Committee reviewed board compensation from similarly situated, comparable companies, and other data points provided by our compensation consultant in making the decision to increase its compensation. The Compensation Committee noted in their findings that its compensation was substantially all in stock.

Director Compensation in 2022

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Kenan H. Lucas(2)	$100,000	—	$100,000
Jonathan R. Phillips(3)	—	$100,000	$100,000
Judith E. Starkey(3)	—	$100,000	$100,000
Justin J. Ferayorni(4)	$25,000	$75,000	$100,000

(1)	The amounts included in the “Stock Awards” column reflect the total grant date fair value and were determined in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of these awards are set forth in the footnotes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 filed with the SEC.
(2)	As described above, Mr. Lucas is not permitted to accept personal compensation for service on the Board. A total of $100,000 was paid to Harbert Discovery Fund GP, LLC relating to his service as a director in fiscal year 2022.
(3)	Represents the grant to Mr. Phillips of $100,000 in restricted stock, and the grant to Ms. Starkey of $100,000 in restricted stock. Each grant vests upon the earlier of (i) the date of, and immediately prior to, the next annual meeting of stockholders and (ii) June 7, 2023.
(4)	Represents $25,0000 payable in cash in monthly installments beginning June 2023, and a grant to Mr. Ferayorni of $75,000 in restricted stock, vesting upon the earlier of (i) the date of, and immediately prior to, the next annual meeting of stockholders and (ii) June 7, 2023.

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PAY VERSUS PERFORMANCE

In August 2022, the SEC adopted additional disclosure requirements regarding the relationship between a registrant’s executive compensation and its financial performance.

The following table sets forth specified executive compensation and financial performance measures for our two most recently completed fiscal years:

Year(1)	Summary Compensation Table Total for CEO(2)	Compensation Actually Paid to CEO(2)(4)(5)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(3)(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(6)	Net Income (in thousands of dollars)
2022	$726,523	$885,398	$544,176	$648,071	$106.93	$(11,379)
2021	$979,200	$958,950	$602,767	$589,267	$67.82	$(6,542)

(1)	This table includes only the fiscal years 2021 and 2022 under transitional guidance provided by the SEC.

(2)	For fiscal years 2021 and 2022, the principal executive officer is our Chief Executive Officer (“CEO”), who was Wyche T. “Tee” Green, III during such years.

(3)	For fiscal 2021, the non-CEO named executive officers (the “Non-CEO NEOs”) are Thomas J. Gibson and Randolph W. Salisbury. For fiscal 2022, the Non-CEO NEOs are Thomas J. Gibson and Benjamin L. Stilwill.

(4)	The dollar amounts reported represent the amount of Compensation Actually Paid (“CAP”) to our CEO, Wyche T. “Tee” Green. III, and the average amount of CAP to the non-CEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Green during the applicable year or the actual average amount of compensation earned by or paid to the Non-CEO NEOs during the applicable year. The reconciliation of Summary Compensation Table amounts to the CAP presented above is summarized in the following table:

	2022		2021
	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs
Total per Summary Compensation Table	$726,523	$544,176	$979,200	$602,767
Deductions from Summary Compensation Table(i)	$(273,500)	$(263,650)	$(268,500)	$(179,000)
Additions to Summary Compensation Table(ii)	$432,375	$367,545	$248,250	$165,500
Compensation Actually Paid (CAP)	$885,398	$648,071	$958,950	$589,267

(i)	Represents the grant date fair value of equity-based awards granted each year, as shown in the “Stock Awards” column of the Summary Compensation Table.

(ii)	Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity component of CAP for the CEO and non-CEO NEOs for fiscal years 2021 and 2022 is further detailed in the supplemental tables below:

CEO Equity Component of CAP:

Year	Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested as of Year End	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Outstanding and Unvested as of Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that were Forfeited in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$432,000	—	—	$375	—	—	$432,375
2021	$51,375	—	$194,250	$2,625	—	—	$248,250

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Average Non-CEO NEOs Equity Component of CAP:

Year	Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested as of Year End	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Outstanding and Unvested as of Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that were Forfeited in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$734,400	—	—	$690	—	—	$735,090
2021	$68,500	—	$259,000	$3,500	—	—	$331,000

(5)	“Compensation actually paid” is computed based on guidance in the SEC rules and adjusts stock compensation as presented in the Summary Compensation Table (which is at grant date fair value) for changes in fair value since the grant date.

(6)	Total Stockholder Return (“TSR”) is calculated as the sum of (i) the cumulative amount of dividends for the measurement period, assuming reinvestment of all dividends, if any, plus (ii) the cumulative increase or decrease in the price of our common stock each respective year, divided by the price of our common stock at the beginning of the measurement period.

Additional Information

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between certain elements presented in the Pay versus Performance table. The calculation of CAP in each of the years shown reflects required adjustments to equity award valuations under SEC rules as reflected in the CEO Equity Component of CAP and Average Non-CEO NEOs Equity Component of CAP tables above. The charts below show, for the past two fiscal years, the relationship between the CEO and non-CEO CAP and (i) the Company’s TSR and (ii) the Company’s net income.

Compensation Actually Paid and TSRs

The chart below compares the Compensation Actually Paid to our CEO and the average of our Non-CEO NEOs with the Company’s TSR. We believe the table above shows the alignment between compensation actually paid to the NEOs and the Company’s performance, consistent with our compensation philosophy as described under “Compensation Discussion and Analysis.”

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Compensation Actually Paid and Net Income

The chart below compares the Compensation Actually Paid to our CEO and the average of our Non-CEO NEOs with the Company’s net income. Net income is not a financial performance measure that we use in the compensation program design for our CEO and Non-CEO NEOs. Accordingly, there is not a direct relationship between the compensation actually paid to our named executive officers and net income.

RELATED PARTY TRANSACTIONS

Transactions with Related Persons

For the fiscal year ended January 31, 2023, the Company was a participant in the following transaction or series of similar transactions that would be deemed to be a “related party transaction” under Item 404 of Regulation S-K (please refer to the Company’s Form 10-K for more detailed disclosure of these transactions):

●	Upon acquiring Avelead Consulting, LLC (“Avelead”) on August 16, 2021, the Company assumed an operating lease agreement for the corporate office space of Avelead. The 36-month term lease commenced March 1, 2019 and was renewed on February 28, 2022. As of January 31, 2023, the lessor is an entity controlled by one of the former equity holders of Avelead who is currently employed by the Company. In February 2023, we elected not to renew the lease.
●	Upon acquiring Avelead, the Company assumed a consulting agreement with AscendTek, LLC (“AscendTek”), a software development and system design company. AscendTek is owned by one of the former equity holders of Avelead.

In addition to the related party transactions disclosed above, we entered into a Master Services Agreement (the “MSA”) with 180 Consulting, LLC (“180 Consulting”), pursuant to which 180 Consulting has provided and will continue to provide a variety of services including product management, internal systems platform integration and software engineering services, among others, through separate statements of work. While no related person has a direct or indirect material interest in this MSA or the related statements of work, individuals providing services to us under the MSA and statements of work may share workspace and administrative costs of operation with an entity affiliated with Mr. Green. Inclusive of the MSA executed with 180 Consulting are statements of work that provide for the Company to sublicense a software through 180 Consulting that is owned by 121G. This is a services agreement for access to software that assists the Company in implementing and integrating with our clients’ technology. The license agreement is designed such that there is no material financial benefit that accrues to 121G. 180 Consulting licenses the software from 121G at cost. None of these shared arrangements would be deemed to be a “related party transaction” under Item 404 of Regulation S-K.

Review, Approval or Ratification of Transactions with Related Persons

Under Nasdaq Marketplace Rules and our Related Party Transactions Policy, our Audit Committee (or another independent body of our board of directors) is required to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis. In accordance with our Audit Committee’s charter, the Audit Committee is responsible for overseeing all related party transactions. For these purposes, a “related party transaction” refers to any transaction that is required to be disclosed pursuant to Item 404 of Regulation S-K.

In addition, all of our employees, officers and directors are required to comply with our Code of Conduct. The Code of Conduct addresses, among other things, what actions are required when potential conflicts of interest may arise, including those from related party transactions. Specifically, if an employee, officer or director believes a conflict of interest exists or may arise, he or she is required to disclose immediately the nature and extent of the conflict, or potential conflict, to his or her supervisor, who, along with appropriate officials of Streamline, will evaluate the conflict and take the appropriate action, if any, to ensure that our interests are protected.

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AUDIT COMMITTEE REPORT

The Audit Committee, which operates under a charter approved by our board of directors and available through our website at http://www.streamlinehealth.net, oversees our financial reporting process on behalf of the board of directors. Our management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements that are included in our Annual Report on Form 10-K, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee met independently or as part of the whole board of directors to review with management each of our quarterly and annual consolidated financial statements filed on Form 10-Q or Form 10-K, respectively, prior to the filing of those reports with the SEC. The Audit Committee reviewed with FORVIS, our independent registered public accounting firm for fiscal year 2022, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with standards of the Public Company Accounting Oversight Board (“PCAOB”), their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the PCAOB and the SEC. FORVIS also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed the independent registered public accounting firm’s independence with the auditors themselves.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board of directors approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2023 as filed with the SEC.

In connection with the audit of our fiscal year 2022 consolidated financial statements, we entered into an audit engagement agreement with FORVIS which sets forth the terms by which FORVIS would perform the audit services for us. The Audit Committee has determined that the terms and conditions of the FORVIS audit engagement agreement are similar to other registered public accounting firms, and a common business practice between companies and their audit firms.

AUDIT COMMITTEE
Jonathan R. Phillips,
Chairman
Justin Ferayorni
Kenan H. Lucas

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee approved the engagement of FORVIS as our independent registered public accounting firm for fiscal 2022. A representative of FORVIS is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees for the 2022 and 2021 fiscal years billed by FORVIS for audit and other services approved by the Audit Committee.

	2022	2021
Audit Fees	$465,200	$407,050
Audit-Related Fees	29,468	87,555
Tax Fees	107,100	76,043
Total Fees	$601,768	$570,648

Fees represented in the “Audit Fees” category include fees for audit work performed for our consolidated financial statements. Fees represented in the “Audit-Related Fees” category include fees for consultations related to potential business acquisitions and/or dispositions.

Audit Committee’s Pre-Approval Policies and Procedures

All audit-related services, tax services and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by FORVIS was compatible with the maintenance of such firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved.

OTHER SECURITIES FILINGS

The information contained in this Proxy Statement under the heading “Audit Committee Report” is not, and should not be deemed to be, incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act that purport to incorporate by reference other SEC filings made by us, in whole or in part, including this Proxy Statement.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and certain officers, and persons who beneficially own more than 10% of any class of our equity securities, who collectively we refer to as “insiders,” to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company. Our insiders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of the forms furnished to us, we believe that during the 2022 fiscal year our insiders complied with all applicable filing requirements, except that Wendy L. Lovvorn filed one late Form 3 reporting the award of restricted stock.

OTHER BUSINESS

Our board of directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. We have not been informed by any of our stockholders of any intention to propose any other matter to be acted upon at the Annual Meeting. The persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any other business as may properly come before the Annual Meeting. As to any such other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

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ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, as filed with the SEC, will be mailed without charge to any beneficial owner of our common stock, upon request. Requests for Annual Reports on Form 10-K should be addressed to: Investor Relations, Streamline Health Solutions, Inc., 2400 Old Milton Pkwy, P.O. Box 1353, Alpharetta, GA 30009. The Form 10-K includes certain exhibits. Copies of the exhibits will be provided only upon receipt of payment covering our reasonable expenses for such copies. The Form 10-K and exhibits also may be obtained through our website at http://www.streamlinehealth.net, or directly from the SEC’s website, http://www.sec.gov.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals intended for inclusion in our proxy statement and form of proxy relating to our 2024 Annual Meeting of Stockholders must be received by us not later than January 12, 2024, in accordance with Rule 14a-8 under the Exchange Act. However, if the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 days from the first anniversary of the date of the 2023 Annual Meeting of Stockholders, the deadline will instead be a reasonable time before we begin to print and mail the proxy statement for the 2024 Annual Meeting. Such proposals should be sent to the Corporate Secretary, Streamline Health Solutions, Inc., 2400 Old Milton Pkwy., P.O. Box 1353, Alpharetta, GA 30009. The inclusion of any proposal will be subject to applicable rules of the SEC, including Rule 14a-8 under the Exchange Act, and timely submission of a proposal does not guarantee its inclusion in our proxy statement.

Stockholders intending to present a proposal or to nominate a candidate for director for election at the 2024 Annual Meeting of Stockholders, but not to have the proposal or nomination considered for inclusion in the proxy materials for that meeting, must be eligible and give us advance written notice in accordance with our bylaws and Rule 14a-19 of the Exchange Act. Under our bylaws, director nominations and other business may be brought at an Annual Meeting of Stockholders only by or at the direction of our board of directors or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of our bylaws as in effect from time to time. To be timely under our bylaws as now in effect, the deadline for a stockholder to bring a proposal (other than a nomination for the election of directors) at the 2024 Annual Meeting of Stockholders (but not for inclusion in our proxy materials for such meeting) must be delivered or mailed to our Corporate Secretary at our principal executive offices not less than 90 days prior to the first anniversary of the 2023 Annual Meeting of Stockholders. However, in the event that the date of the 2024 Annual Meeting of Stockholders is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received no later than the later of 90 days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of the meeting was made. Assuming that the date of the 2024 Annual Meeting of Stockholders is not advanced or delayed in the manner described above, the required notice for the 2023 Annual Meeting of Stockholders would need to be provided to us no later than by March 17, 2024. Please refer to the full text of our advance notice bylaw provisions for additional information and requirements.

In accordance with our bylaws, the deadline for stockholders to provide written notice of intent to make nominations for the election of directors at the 2024 Annual Meeting of Stockholders (but not for inclusion in the proxy materials relating to such meeting) will be no later than 90 days prior to the first anniversary of the 2023 Annual Meeting of Stockholders. However, in the event that the date of the 2024 Annual Meeting of Stockholders is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received no later than the later of 90 days prior to the date of the meeting or the tenth day following the day on which public announcement of the date of the meeting was made.

In addition to satisfying the requirements under our bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2024 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, including the minimum solicitation requirements. Because the advance notice provisions of our bylaws require earlier notice than what is required by Rule 14a-19, the deadline for stockholders to provide notice must be submitted in accordance with the deadlines set forth in the preceding paragraph.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure permitted by SEC rules that is commonly referred to as “householding.” Under this procedure, a single Proxy Statement and annual report are delivered to multiple stockholders sharing an address unless we receive contrary instructions from any stockholder at that address. We will continue to send a separate proxy card to each stockholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information stockholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are Company stockholders will be “householding” our proxy materials and annual reports as well.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker if you hold your shares through a broker, or notify us directly if you are a stockholder of record by contacting us at:

Streamline Health Solutions, Inc.

2400 Old Milton Pkwy

P.O. Box 1353

Alpharetta, GA 30009

Attention: Corporate Secretary

Phone: (888) 997-8732

We will send promptly additional copies of the relevant materials following receipt of a request for additional copies.

* * * * *

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ALL STOCKHOLDERS ARE URGED TO VOTE. SEE “GENERAL INFORMATION—VOTING METHODS” FOR MORE INFORMATION ON YOUR VOTING OPTIONS.

THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

By Order of the Board of Directors,

Wyche T. “Tee” Green, III
Chairman of the Board

Atlanta, Georgia

May 11, 2023

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Appendix A

Streamline Health Solutions, Inc.

Third Amended and Restated 2013 Stock Incentive Plan

(As Amended Effective June 7, 2022)

1. Definitions

In addition to other terms defined herein or in an Award Agreement, the following terms shall have the meanings given below:

(a) Administrator means the Board, and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.

(b) Affiliate means any Parent or Subsidiary of the Company, and also includes any other business entity which is controlled by, under common control with or controls the Company; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws if and to the extent required.

(c) Applicable Law means any applicable laws, rules or regulations (or similar guidance), including but not limited to the Securities Act, the Exchange Act, the Code and the listing or other rules of any applicable stock exchange.

(d) Award means, individually or collectively, a grant under the Plan of an Option (including an Incentive Option or a Nonqualified Option); a Stock Appreciation Right (including a Related SAR or a Freestanding SAR); a Restricted Award (including a Restricted Stock Award or a Restricted Unit Award); a Performance Award (including a Performance Share Award or a Performance Unit Award); a Phantom Stock Award, an Other Stock-Based Award; a Dividend Equivalent Award; and/or any other award granted under the Plan.

(e) Award Agreement means an award agreement (which may be in written or electronic form, in the Administrator’s discretion, and which includes any amendment or supplement thereto) between the Company and a Participant specifying the terms, conditions and restrictions of an Award granted to the Participant. An Award Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock or any other benefit underlying an Award, as may be established by the Administrator.

(f) Base Price means, with respect to an SAR, the initial price assigned to the SAR.

(g) Board or Board of Directors means the Board of Directors of the Company.

(h) Cause means, unless the Administrator determines otherwise, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “Cause” (or term of similar meaning) as defined under the Participant’s employment, change of control, consulting or other agreement with the Company or an Affiliate, if any, or (ii) if the Participant has not entered into any such agreement (or, if any such agreement does not define “Cause” or similar term), then the Participant’s termination shall be for “Cause” if termination results due to the Participant’s (A) dishonesty; (B) failure to perform his duties for the Company or an Affiliate; or (C) engaging in fraudulent conduct or conduct that could be materially damaging to the Company without a reasonable good faith belief that such conduct was in the best interest of the Company. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and an Award, a Participant’s employment or service shall be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.

(i) A Change of Control shall (except as may be otherwise provided in an individual Award Agreement or as may be otherwise required, if at all, under Code Section 409A) be deemed to have occurred on the earliest of the following dates:

(i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, fifty-one percent (51%) or more of the total voting power of the Company’s then outstanding voting stock;

(ii) The date of the consummation of (A) a merger, consolidation or reorganization of the Company (or similar transaction involving the Company), in which the holders of the Common Stock immediately prior to the transaction have voting control over less than fifty-one percent (51%) of the voting securities of the surviving corporation immediately after such transaction, or (B) the sale or disposition of all or substantially all the assets of the Company; or

(iii) The date there shall have been a change in a majority of the Board of Directors of the Company within a 12-month period unless the nomination for election by the Company’s stockholders of each new Director was approved by the vote of two-thirds of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) then still in office who were in office at the beginning of the 12-month period.

(For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Company, a Subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any Subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

For the purposes of clarity, a transaction shall not constitute a Change of Control if its principal purpose is to change the state of the Company’s incorporation or create a holding company that would be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or is another transaction of other similar effect.

Notwithstanding the preceding provisions of Section 1(i), in the event that any Awards granted under the Plan are deemed to be deferred compensation subject to (and not exempt from) the provisions of Code Section 409A, then distributions related to such Awards to be made upon a Change of Control may be permitted, in the Administrator’s discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A): (A) a change in the ownership of the Company; (B) a change in effective control of the Company; or (C) a change in the ownership of a substantial portion of the assets of the Company.

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The Administrator shall have full and final authority, in its discretion (subject to any Code Section 409A considerations), to determine whether a Change of Control of the Company has occurred, the date of the occurrence of such Change of Control and any incidental matters relating thereto.

(k) Code means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.

(l) Committee means the Compensation Committee of the Board or other committee of the Board which may be appointed to administer the Plan in whole or in part.

(m) Common Stock means the Company’s common stock, $0.01 par value, or any successor securities thereto.

(n) Company means Streamline Health Solutions, Inc., a Delaware corporation, together with any successor thereto.

(o) [Reserved]

(p) Director means a member of the Board or of the board of directors of an Affiliate.

(q) Disability shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, have the meaning given in any Award Agreement, employment agreement, change of control agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Disability”), “Disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Administrator shall have authority to determine if a Disability has occurred.(r) Displacement shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, be as defined in any Award Agreement, employment agreement, change of control agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Displacement”), “Displacement” shall mean the termination of the Participant’s employment or service due to the elimination of the Participant’s job or position without fault on the part of the Participant. The Administrator shall have authority to determine if a Displacement has occurred.

(s) Dividend Equivalent Awards shall mean a right granted to a Participant pursuant to Section 13 to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on Common Stock.

(t) Effective Date means the effective date of the amendment and restatement of the Plan, as provided in Section 4.

(u) Employee means any person who is an employee of the Company or any Affiliate (including entities which become Affiliates after the Effective Date of the Plan). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Company or an Affiliate the legal and bona fide relationship of employer and employee (taking into account Code Section 409A considerations if and to the extent applicable); provided, however, that, with respect to Incentive Options, “Employee” means any person who is considered an employee of the Company or any Parent or Subsidiary for purposes of Treas. Reg. Section 1.421-1(h) (or any successor provision related thereto).

(v) Exchange Act means the Securities Exchange Act of 1934, as amended.

(w) Fair Market Value per share of the Common Stock shall be established in good faith by the Administrator and, unless otherwise determined by the Administrator, the Fair Market Value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on The NASDAQ Stock Market (“Nasdaq”) or another national or regional stock exchange, the Fair Market Value shall be the closing sales price per share of the shares on Nasdaq or other principal stock exchange on which such securities are listed on the date an Option is granted or other determination is made (such date of determination being referred to herein as a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are not listed for trading on Nasdaq or another stock exchange but are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the valuation date, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the valuation date (or, if no such prices were reported on that date, on the last preceding date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by the Administrator based on such valuation measures or other factors as it deems appropriate. Notwithstanding the foregoing, (i) with respect to the grant of Incentive Options, the Fair Market Value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code Section 422; and (ii) Fair Market Value shall be determined in accordance with Code Section 409A if and to the extent required.

(x) Freestanding SAR means an SAR that is granted without relation to an Option, as provided in Section 8.

(y) Good Reason means, unless the Administrator determines otherwise, in the context of a Change of Control, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “Good Reason” (or term of similar meaning) as defined under the Participant’s employment, change of control, consulting or other agreement with the Company or an Affiliate, if any, or (ii) if the Participant has not entered into any agreement (or, if any such agreement does not define “Good Reason” or similar term), then a Participant’s termination shall be for “Good Reason” if termination results due to any of the following without the Participant’s consent: (A) a material reduction in the Participant’s base salary as in effect immediately prior to the date of the Change of Control, or (B) the assignment to the Participant of duties or responsibilities materially inconsistent with, or a material diminution in, the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change of Control. Notwithstanding the foregoing, with respect to Directors, unless the Administrator determines otherwise, a Director’s termination from service on the Board shall be for “Good Reason” if the Participant ceases to serve as a Director, or, if the Company is not the surviving Company in the Change of Control event, a member of the board of directors of the surviving entity, in either case, due to the Participant’s failure to be nominated to serve as a director of such entity or the Participant’s failure to be elected to serve as a director of such entity, but not due to the Participant’s decision not to continue service on the Board of Directors of the Company or the board of directors of the surviving entity, as the case may be. An event or condition that would otherwise constitute “Good Reason” shall constitute Good Reason only if the Company fails to rescind or cure such event or condition within 30 days after receipt from the Participant of written notice of the event which constitutes Good Reason and the Participant then terminates employment or service within 60 days after the period for the Company to cure such event or condition expires, and Good Reason shall cease to exist for any event or condition described herein on the 60th day following the later of the occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date. The determination of “Good Reason” shall be made by the Administrator and its determination shall be final and conclusive.

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(z) Incentive Option means an Option that is designated by the Administrator as an Incentive Option pursuant to Section 7 and intended to meet the requirements of incentive stock options under Code Section 422.

(aa) Independent Contractor means an independent contractor, consultant or advisor providing services (other than capital-raising services) to the Company or an Affiliate.

(bb) Non qualified Option means an Option granted under Section 7 that is not intended to qualify (or does not qualify) as an incentive stock option under Code Section 422.

(cc) Option means a stock option granted under Section 7 that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the Option Price, and subject to such terms and conditions, as may be set forth in the Plan or an Award Agreement or established by the Administrator.

(dd) Option Period means the term of an Option, as provided in Section 7(d).

(ee) Option Price means the price at which an Option may be exercised, as provided in Section 7(b).

(ff) Other Stock-Based Award means a right, granted to a Participant under Section 12, that relates to or is valued by reference to shares of Common Stock or other Awards relating to shares of Common Stock.

(gg) Parent shall mean a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(hh) Participant means an individual who is an Employee employed by, or a Director or Independent Contractor providing services to, the Company or an Affiliate who satisfies the requirements of Section 6 and is selected by the Administrator to receive an Award under the Plan.

(ii) Performance Award means a Performance Share Award and/or a Performance Unit Award, as provided in Section 10.

(jj) Performance Measures mean one or more performance measures or goals set by the Administrator in its discretion for each grant of a Performance Award. The extent to which such performance measures or goals are met will determine the amount or value of the Performance Award that a Participant is entitled to exercise, receive or retain. For purposes of the Plan, a Performance Measure may be particular to a Participant, and may include, but is not limited to, one or more of the following performance criteria, either individually, alternatively or in any combination, subset or component, applied to the performance of the Company as a whole or to the performance of a Subsidiary, division, strategic business unit, line of business or business segment, measured either quarterly, annually or cumulatively over a period of years or partial years, in each case as specified by the Administrator in the Award): (i) revenues or sales; (ii) gross margins; (iii) earnings per share; (iv) net bookings; (v) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (vi) operating income; (vii) return on stockholders’ equity; (viii) expense management; (ix) operating margins; (x) cash flow or free cash flow; (xi) return on assets; and (xii) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, management of litigation, management of information technology, goals relating to acquisitions or divestitures of products, product lines, subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices and/or execution of pre-approved corporate strategy. Performance Measures may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Performance Measures may be absolute in their terms or measured against or in relationship to a pre-established target, the Company’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or any combination thereof. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its divisions, units, partnerships, joint ventures or minority investments, facilities, product lines or products or any combination of the foregoing. The targeted level or levels of performance with respect to such business criteria may be established at such levels and on such terms as the Administrator may determine, in its discretion, including but not limited to on an absolute basis, in relation to performance in a prior performance period, and/or relative to one or more peer group companies or indices, or any combination thereof. Such performance factors may be adjusted or modified due to extraordinary items, transactions, events or developments, or in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to, or in anticipation of, changes in Applicable Law, accounting principles or business conditions, in each case as determined by the Administrator. The Administrator shall determine the performance period during which a Performance Measures must be met, and attainment of Performance Measures shall be subject to certification by the Administrator. In the Administrator’s sole discretion, to the extent such discretion is expressly reserved in the Award Agreement, the Administrator may adjust the compensation or economic benefit due upon attainment of Performance Measures and adjust the Performance Measures themselves.

(kk) Performance Share means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

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(ll) Performance Unit means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

(mm) Phantom Stock Award means an Award granted under Section 11, entitling a Participant to a payment in cash, shares of Common Stock or a combination of cash and Common Stock (as determined by the Administrator), following the completion of the applicable vesting period and compliance with the terms of the Plan and other terms and conditions established by the Administrator. The unit value of a Phantom Stock Award shall be based on the Fair Market Value of a share of Common Stock.

(nn) Plan means the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan (As Amended and Restated Effective May 22, 2019), as it may be hereafter amended and/or restated.

(oo) Prior Plan means the Streamline Health Solutions, Inc. (formerly, the LanVision Systems, Inc.) 2005 Incentive Compensation Plan, as amended. (pp) Related SAR means an SAR granted under Section 8 that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

(qq) Restricted Award means a Restricted Stock Award and/or a Restricted Stock Unit Award, as provided in Section 9.

(rr) Restricted Stock Award means shares of Common Stock granted to a Participant under Section 9. Shares of Common Stock subject to a Restricted Stock Award shall cease to be restricted when, in accordance with the terms of the Plan and the terms and conditions established by the Administrator, the shares vest and become transferable and free of substantial risks of forfeiture.

(ss) Restricted Stock Unit means a Restricted Award granted to a Participant pursuant to Section 9 which is settled, if at all, (i) by the delivery of one share of Common Stock for each Restricted Stock Unit, (ii) in cash in an amount equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, or (iii) in a combination of cash and shares equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, as determined by the Administrator. A Restricted Stock Unit represents the promise of the Company to deliver shares of Common Stock, cash or a combination thereof, as applicable, at the end of the applicable restriction period if and only to the extent the Award vests and ceases to be subject to forfeiture, subject to compliance with the terms of the Plan and Award Agreement and any terms and conditions established by the Administrator.

(tt) Retirement shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, have the meaning given in an Award Agreement, employment agreement, change in control agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Retirement”), then “Retirement” shall, unless the Administrator determines otherwise, mean retirement in accordance with the retirement policies and procedures established by the Company. The Administrator shall have authority to determine if a Retirement has occurred.

(uu) SAR means a stock appreciation right granted under Section 8 entitling the Participant to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Base Price, subject to the terms of the Plan and Award Agreement and any other terms and conditions established by the Administrator. References to “SARs” include both Related SARs and Freestanding SARs, unless the context requires otherwise.

(vv) Securities Act means the Securities Act of 1933, as amended.

(ww) Subsidiary shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

(xx) Termination Date means the date of termination of a Participant’s employment or service for any reason, as determined by the Administrator.

2. Purpose

The purposes of the Plan are to encourage and enable selected Employees, Directors and Independent Contractors of the Company and its Affiliates to acquire or to increase their holdings of Common Stock and other equity-based interests in the Company in order to promote a closer identification of their interests with those of the Company and its stockholders, and to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends. These purposes may be carried out through the granting of Awards to selected Participants, including the granting of Options in the form of Incentive Stock Options and/or Nonqualified Options; SARs in the form of Freestanding SARs and/or Related SARs; Restricted Awards in the form of Restricted Stock Awards and/or Restricted Stock Units; Performance Awards in the form of Performance Shares and/or Performance Units; Phantom Stock Awards; Other Stock-Based Awards; and/or Dividend Equivalent Awards.

3. Administration of the Plan

(a) The Plan shall be administered by the Board of Directors of the Company or, upon its delegation, by the Committee (or a subcommittee thereof). To the extent required under Rule 16b-3 of the Exchange Act, all Awards shall be made by members of the Committee who are “non-employee directors” as that term is defined in Rule 16b-3, or by the Board. In the event the Board determines that a member of the Committee (or applicable subcommittee) was not an “independent director” under applicable listing standards of any national securities exchange or system on which the Stock is then listed or reported and/or was not a “non-employee director” as defined in Rule 16b-3, as applicable, on the Award Date, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms. Any authority granted to the Committee may also be exercised by the full Board.

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(b) Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) to prescribe the form or forms of Award Agreements evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, Awards and Award Agreements made under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. In addition, (i) the Administrator shall have the authority, in its sole discretion but subject to Section 3(d) herein, to accelerate the date that any Award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient; and (ii) the Administrator may in its sole discretion modify or extend the terms and conditions for exercise, vesting or earning of an Award (in each case, taking into account any Code Section 409A considerations). The Administrator may determine that a Participant’s rights, payments and/or benefits with respect to an Award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, violation of policies of the Company or an Affiliate, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate, and/or other circumstances where such reduction, cancellation, forfeiture or recoupment is required by Applicable Law. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with Applicable Law, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. All determinations of the Administrator with respect to the Plan and any Award or Award Agreement will be final and binding on the Company and all persons having or claiming an interest in any Award granted under the Plan. No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an Award or an Award Agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner and to the fullest extent provided in the Company’s certificate of incorporation and/or bylaws and/or pursuant to Applicable Law.

(c) Notwithstanding the other provisions of Section 3, the Administrator may delegate to one or more officers of the Company the authority to grant Awards to eligible Participants, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3(b) with respect to such Awards (subject to any restrictions imposed by Applicable Law and such terms and conditions as may be established by the Administrator); provided, however, that, if and to the extent required by Section 16 of the Exchange Act, the Participant, at the time of said grant or other determination, is not deemed to be an officer or director of the Company within the meaning of Section 16 of the Exchange Act. To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 3(c) to one or more officers of the Company, references to the “Administrator” shall include references to such officer(s) and/or subcommittee, subject, however, to the requirements of the Plan, Rule 16b-3and other Applicable Law.

(d) Notwithstanding the other provisions of Section 3, Awards granted to an Employee under the Plan shall be subject to a minimum vesting period of three years (which may include installment vesting within such three-year period as determined by the Administrator) or one year if the vesting is based on performance criteria other than continued service; provided, however, that (i) the Administrator may provide for acceleration of vesting of all or a portion of an Award in the event of a Participant’s death, Disability or Retirement, or, as set forth in Section 14, upon the occurrence of a Change of Control of the Company; (ii) the Administrator may provide for the grant of an Award without a minimum vesting period or may accelerate the vesting of all or a portion of an Award for any reason, but only with respect to Awards for no more than an aggregate of ten percent (10%) of the total number of shares of Common Stock authorized for issuance under the Plan pursuant to Section 5(a) herein, upon such terms and conditions as the Administrator shall determine; (iii) the Administrator also may provide for the grant of Awards that have different vesting terms in the case of Awards that are substituted for other equity awards in connection with mergers, consolidations or other similar transactions, Awards that are granted as an inducement to be employed by the Company or an Affiliate or to replace forfeited awards from a former employer, or Awards that are granted in exchange for foregone cash compensation; and (iv) the Administrator may grant Other Stock-Based Awards pursuant to Section 12 without minimum vesting requirements.

4. Effective Date

The Effective Date of the amendment and restatement of the Plan shall be May 22, 2019 (the “Effective Date”). Subject to Section 19(n), Awards may be granted on or after the Effective Date, but no Awards may be granted after May 22, 2029). Awards that are outstanding at the end of the Plan term (or such earlier termination date as may be established by the Board pursuant to Section 16(a)) shall continue in accordance with their terms, unless otherwise provided in the Plan or an Award Agreement.

5. Shares of Stock Subject to the Plan; Award Limitations

(a)	Shares of Stock Subject to the Plan: Subject to adjustments as provided in Section 5(d), the maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 8,223,246. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Company hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.

(b)	Award Limitations: Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply to Awards granted under the Plan, in each case subject to adjustments pursuant to Section 5(d):

(i) In any 12-month period, no Participant may be granted Options and SARs that are not related to an Option for more than 200,000 shares of Common Stock (or the equivalent value thereof based on the Fair Market Value per share of the Common Stock on the date of grant of an Award); and

(ii) In any 12-month period, no Participant may be granted Awards other than Options or SARs that are settled in shares of Common Stock for more than 200,000 shares of Common Stock (or the equivalent value thereof based on the Fair Market Value per share of the Common Stock on the date of grant of an Award).

(For purposes of Section 5(b)(i) and (ii), an Option and Related SAR shall be treated as a single Award.)

(c)	Shares Not Subject to Limitations: The following will not be applied to the share limitations of Section 5(a) above: (i) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding Awards; (ii) Awards which are settled in cash rather than the issuance of shares; and (iii) any shares subject to an Award if the Award is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares underlying the Award. Further, (i) shares issued under the Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving the Company acquiring another entity shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan; and (ii) available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan (subject to applicable stock exchange listing requirements) and will not reduce the maximum number of shares available under the Plan. Shares withheld or applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto or separately surrendered by the Participant for any such purpose will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan.

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(d)	Adjustments; Right to Issue Additional Securities: If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Company, or if the Board of Directors of the Company declares a stock dividend, stock split distributable in shares of Common Stock or reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Company affecting the Common Stock (excluding conversion of convertible securities by the Company and/or the exercise of warrants by their holders), then the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to Awards or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards or as may otherwise be advisable. Nothing in the Plan, an Award or an Award Agreement shall limit the ability of the Company to issue additional securities (including but not limited to the issuance of other options or other derivative securities, warrants, additional shares or classes of Common Stock, preferred stock and/or other convertible securities).

6. Eligibility

An Award may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Award is granted:

(a) The individual is either (i) an Employee, (ii) a Director or (iii) an Independent Contractor.

(b) With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under Section 6, is an Employee of the Company or a Parent or Subsidiary and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary. Notwithstanding the foregoing, an Employee who owns more than 10% of the total combined voting power of the Company or a Parent or Subsidiary may be granted an Incentive Option if the Option Price is at least 110% of the Fair Market Value of the Common Stock, and the Option Period does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under Code Section 424(d).

(c) With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or similar transaction involving the Company or an Affiliate, the recipient is otherwise eligible to receive the Award and the terms of the award are consistent with the Plan and Applicable Law (including, to the extent necessary, the federal securities laws registration provisions, Code Section 409A and Code Section 424(a)).

(d) The individual, being otherwise eligible under this Section 6, is selected by the Administrator as an individual to whom an Award shall be granted (as defined above, a “Participant”).

7. Options

(a) Grant of Options: Subject to the limitations of the Plan, the Administrator may in its discretion grant Options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options may only be granted to Employees of the Company or a Parent or Subsidiary. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Code Section 422, the Option (or portion thereof) shall be treated as a Nonqualified Option. An Option may be granted with or without a Related SAR.

(b) Option Price: The Option Price per share at which an Option may be exercised shall be established by the Administrator and stated in the Award Agreement evidencing the grant of the Option and shall be no less than 100% of the Fair Market Value per share of the Common Stock as determined on the date the Option is granted (or 110% of the Fair Market Value with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Company or a Parent or Subsidiary, as provided in Section 6(b)). Further, (i) in no event shall the Option Price per share of any Option be less than the par value, if any, per share of the Common Stock; and (ii) notwithstanding the preceding sentence, the Administrator may in its discretion authorize the grant of substitute or assumed options of an acquired entity in a merger or similar transaction with an Option Price not equal to 100% of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a).

(c) Date of Grant: An Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on such other date as may be established by the Administrator in accordance with Applicable Law.

(d) Option Period and Limitations on the Right to Exercise Options:

(i) The Option Period shall be determined by the Administrator at the time the Option is granted and shall be stated in the Award Agreement. The Option Period shall not extend more than 10 years from the date on which the Option is granted (or five years with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary, as provided in Section 6(b)). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate. The period or periods during which, and the terms and conditions pursuant to which, an Option may vest and become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan (including but not limited to Section 3(d) herein).

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(ii) An Option may be exercised by giving written notice to the Company in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. Unless an Award Agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment may also be made:

(1) By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator;

(2) By shares of Common Stock withheld upon exercise;

(3) By delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the Option Price;

(4) By such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Law; or

(5) By any combination of the foregoing methods.

Shares delivered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise, as determined by the Administrator or its designee.

(iii) The Administrator shall determine the extent, if any, to which a Participant may have the right to exercise an Option following termination of the Participant’s employment or service with the Company. Such rights, if any, shall be subject to the sole discretion of the Administrator, shall be stated in the individual Award Agreement, need not be uniform among all Options issued pursuant to this Section 7, and may reflect distinctions based on the reasons for termination of employment or service. Subject to the provisions of Section 3(d) herein, the Administrator also shall have authority, in its sole discretion (taking into account any Code Section 409A considerations), to accelerate the date for exercising all or any part of an Option which was not otherwise vested and exercisable, extend the period during which an Option may be exercised, modify the other terms and conditions of exercise, or any combination of the foregoing.

(e) Notice of Disposition: If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two years following the date of grant or one year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

(f) Limitation on Incentive Options: In no event shall there first become exercisable by an Employee in any one calendar year Incentive Options granted by the Company or any Parent or Subsidiary with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000; provided that, if such limit is exceeded, then the first $100,000 of shares to become exercisable in such calendar year will be Incentive Options and the Options (or portion thereof) for shares with a value in excess of $100,000 that first became exercisable in that calendar year will be Nonqualified Options. In the event the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limitation on the Fair Market Value of shares permitted to be subject to Incentive Options, then such different limit shall be automatically incorporated herein. To the extent that any Incentive Options are first exercisable by a Participant in excess of the limitation described herein, the excess shall be considered a Nonqualified Option.

(g) Nontransferability of Options: Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession or, in the Administrator’s discretion, such transfers as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or Treas. Reg. Section 1.421-2(c) or any successor provisions thereto.

Nonqualified Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding, an Option shall be exercisable during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

8. Stock Appreciation Rights

(a) Grant of SARs: Subject to the limitations of the Plan, the Administrator may in its discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to the holder of an Option (a “Related Option”) with respect to all or a portion of the shares of Common Stock subject to the Related Option (a “Related SAR”) or may be granted separately to an eligible individual (a “Freestanding SAR”). The Base Price per share of an SAR shall be no less than 100% of the Fair Market Value per share of the Common Stock on the date the SAR is granted. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed SARs of an acquired entity in a merger or similar transaction with a Base Price per share not equal to at least 100% of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a). An SAR shall be considered to be granted on the date that the Administrator acts to grant the SAR, or on such other date as may be established by the Administrator in accordance with Applicable Law.

(b) Related SARs: A Related SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such Related Option. The Base Price of a Related SAR shall be equal to the Option Price of the Related Option. A Related SAR that is related to an Incentive Option may be exercised only to the extent that the Related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the Related Option.

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(c) Exercise of SARs:

(i) Subject to the terms of the Plan (including but not limited to Section 3(d) herein), SARs shall be vested and exercisable in whole or in part upon such terms and conditions as may be established by the Administrator. The period during which an SAR may be exercisable shall not exceed 10 years from the date of grant or, in the case of Related SARs, such shorter Option Period as may apply to the Related Option. Any SAR or portion thereof not exercised before expiration of the period established by the Administrator shall terminate.

(ii) SARs may be exercised by giving written notice to the Company in form acceptable to the Administrator at such place and subject to such terms and conditions as may be established by the Administrator or its designee. Unless the Administrator determines otherwise, the date of exercise of an SAR shall mean the date on which the Company shall have received proper notice from the Participant of the exercise of such SAR.

(iii) The Administrator shall determine the extent, if any, to which a Participant may have the right to exercise an SAR following termination of the Participant’s employment or service with the Company. Such rights, if any, shall be determined in the sole discretion of the Administrator, shall be stated in the individual Award Agreement, need not be uniform among all SARs issued pursuant to this Section 8, and may reflect distinctions based on the reasons for termination of employment or service. Subject to the provisions of Section 3(d) herein, the Administrator also may, in its sole discretion (taking into account any Code Section 409A considerations), accelerate the date for exercising all or any part of an SAR which was not otherwise exercisable on the Termination Date, extend the period during which an SAR may be exercised, modify the terms and conditions to exercise, or any combination of the foregoing.

(d) Payment Upon Exercise: Subject to the limitations of the Plan, upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the Base Price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. The consideration payable upon exercise of an SAR shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR) or a combination of cash and shares of Common Stock, as determined by the Administrator.

(e) Nontransferability: Unless the Administrator determines otherwise, SARs shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers (other than of SARs that are related to Incentive Options) if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentence, SARs may be exercised during the Participant’s lifetime only by him or her or by his or her guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

9. Restricted Awards

(a) Grant of Restricted Awards: Subject to the limitations of the Plan, the Administrator may in its discretion grant Restricted Awards to such individuals, for such numbers of shares of Common Stock, upon such terms and at such times as the Administrator shall determine. Such Restricted Awards may be in the form of Restricted Stock Awards and/or Restricted Stock Units that are subject to certain conditions, which conditions must be met in order for the Restricted Award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted Stock Awards shall be payable in shares of Common Stock. Restricted Stock Units shall be payable in cash or shares of Common Stock, or partly in cash and partly in shares of Common Stock, in accordance with the terms of the Plan and the discretion of the Administrator. The Administrator shall (subject to the provisions of Section 3(d) herein) determine the nature, length and starting date of the period, if any, during which a Restricted Award may be earned (the “Restriction Period”), and shall determine the conditions which must be met in order for a Restricted Award to be granted or to vest or be earned (in whole or in part), which conditions may include, but are not limited to, payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time, a combination of attainment of performance objectives and continued service, Retirement, Displacement, Disability, death or any combination of such conditions. In the case of Restricted Awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator shall determine the Performance Measures applicable to such Restricted Awards (subject to Section 1(ii)).

(b) Vesting of Restricted Awards: Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), (i) the Administrator shall have sole authority to determine whether and to what degree Restricted Awards have vested and been earned and are payable and to establish and interpret the terms and conditions of Restricted Awards, and (ii) the Administrator, in its sole discretion, may (subject to the provisions of Section 3(d)) accelerate the date that any Restricted Award granted to a Participant shall be deemed to be vested or earned in whole or in part, without any obligation to accelerate such date with respect to other Awards granted to any Participant.

(c) Termination of Employment or Service; Forfeiture: Unless the Administrator determines otherwise, if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Restricted Award has not vested or been earned pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d) Share Certificates; Escrow: Unless the Administrator determines otherwise, a certificate or certificates representing the shares of Common Stock subject to a Restricted Stock Award shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) after the Award has been granted. Notwithstanding the foregoing, the Administrator may require that (i) a Participant deliver the certificate(s) (or other instruments) for such shares to the Administrator or its designee to be held in escrow until the Restricted Stock Award vests and is no longer subject to a substantial risk of forfeiture (in which case the shares will be promptly released to the Participant) or is forfeited (in which case the shares shall be returned to the Company); and/or (ii) a Participant deliver to the Company a stock power, endorsed in blank (or similar instrument), relating to the shares subject to the Restricted Stock Award which are subject to forfeiture. Unless the Administrator determines otherwise, a certificate or certificate representing shares of Common Stock issuable pursuant to a Restricted Stock Unit shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) promptly after the Award (or portion thereof) has vested and is distributable.

(e) Nontransferability: Unless the Administrator determines otherwise, Restricted Awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, and the recipient of a Restricted Award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until the Restriction Period has expired and until all conditions to vesting have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

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10. Performance Awards

(a) Grant of Performance Awards: Subject to the terms of the Plan, the Administrator may in its discretion grant Performance Awards to such eligible individuals upon such terms and conditions and at such times as the Administrator shall determine. Performance Awards may be in the form of Performance Shares and/or Performance Units. An Award of a Performance Share is a grant of a right to receive shares of Common Stock, the cash value thereof, or a combination thereof (in the Administrator’s discretion), which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the Fair Market Value of a share of Common Stock. An Award of a Performance Unit is a grant of a right to receive shares of Common Stock or a designated dollar value amount of Common Stock which is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value determined in a dollar amount established by the Administrator at the time of grant. Subject to Section 5(b), the Administrator shall have discretion to determine the number of Performance Units and/or Performance Shares granted to any Participant. The Administrator shall (subject to the provisions of Section 3(d)) determine the nature, length and starting date of the period during which a Performance Award may be earned (the “Performance Period”), and shall determine the conditions which must be met in order for a Performance Award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time or a combination of any such conditions. Subject to Section 1(ii), the Administrator shall determine the Performance Measures to be used in valuing Performance Awards.

(b) Earning of Performance Awards: Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), (i) the Administrator shall have sole authority to determine whether and to what degree Performance Awards have been earned and are payable and to interpret the terms and conditions of Performance Awards and the provisions of Section 10, and (ii) the Administrator, in its sole discretion, may (subject to Section 3(d) herein) accelerate the date that any Performance Award granted to a Participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Awards granted to any Participant.

(c) Form of Payment: Payment of the amount to which a Participant shall be entitled upon earning a Performance Award shall be made in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Payment may be made in a lump sum or upon such terms as may be established by the Administrator (taking into account any Code Section 409A considerations).

(d) Termination of Employment or Service; Forfeiture: Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of a Participant shall terminate for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and the Participant has not earned all or part of a Performance Award pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(e) Nontransferability: Unless the Administrator determines otherwise, Performance Awards which have not been earned shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, and the recipient of a Performance Award shall not sell, transfer, assign, pledge or otherwise encumber any shares or any other benefit subject to the Award until the Performance Period has expired and the conditions to earning the Award have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

11. Phantom Stock Awards

(a) Grant of Phantom Stock Awards: Subject to the terms of the Plan, the Administrator may in its discretion grant Phantom Stock Awards to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. A Phantom Stock Award is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with a value based on the Fair Market Value of a share of Common Stock.

(b) Vesting of Phantom Stock Awards: Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Phantom Stock Awards have vested and are payable and to interpret the terms and conditions of Phantom Stock Awards. The Administrator, in its sole discretion, may (subject to the provisions of Section 3(d) herein and any Code Section 409A considerations) accelerate the date that any Phantom Stock Award granted to a Participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Awards granted to any Participant.

(c) Termination of Employment or Service; Forfeiture: Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Phantom Stock Award has not vested and become payable pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d) Payment of Phantom Stock Awards: Upon vesting of all or a part of a Phantom Stock Award and satisfaction of such other terms and conditions as may be established by the Administrator, the Participant shall be entitled to a payment of an amount equal to the Fair Market Value of one share of Common Stock with respect to each such Phantom Stock unit which has vested and is payable.

Payment may be made, in the discretion of the Administrator, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting date or dates (or other date or dates determined by the Administrator), or in a combination thereof. Payment may be made in a lump sum or upon such terms as may be established by the Administrator (taking into account any Code Section 409A considerations).

(e) Non transferability: Unless the Administrator determines otherwise, (i) Phantom Stock Awards shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession and (ii) shares of Common Stock (if any) subject to a Phantom Stock Award may not be sold, transferred, assigned, pledged or otherwise encumbered until the Phantom Stock Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

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12. Other Stock-Based Awards

The Administrator shall have the authority to grant Other Stock-Based Awards. Such Other Stock-Based Awards may be valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or Awards for shares of Common Stock, including but not limited to Other Stock-Based Awards granted in lieu of bonus, salary or other compensation, Other Stock-Based Awards granted with vesting or performance conditions, and/or Other Stock-Based Awards granted without being subject to vesting or performance conditions. Subject to the provisions of the Plan, the Administrator shall determine the number of shares of Common Stock to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; and the other terms and conditions of such Awards. Unless the Administrator determines otherwise, (i) Other Stock-Based Awards shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, and (ii) shares of Common Stock (if any) subject to an Other Stock-Based Award may not be sold, transferred, assigned, pledged or otherwise encumbered until the Other Stock-Based Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

13. Dividends and Dividend Equivalents

The Administrator may, in its sole discretion, provide that Awards other than Options and SARs earn dividends or dividend equivalents; provided, however, that dividends and dividend equivalents, if any, on unearned or unvested performance-based Awards shall not be paid (even if accrued) unless and until the underlying Award (or portion thereof) has vested and/or been earned. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account. Any crediting of dividends or dividend equivalents may be subject to such additional restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents. Notwithstanding the other provisions herein, any dividends or dividend equivalent rights related to an Award shall be structured in a manner so as to avoid causing the Award and related dividends or dividend equivalent rights to be subject to Code Section 409A or shall otherwise be structured so that the Award and dividends or dividend equivalent rights are in compliance with Code Section 409A.

14. Change of Control

(a) Acceleration upon a Change of Control: Notwithstanding any other provision in the Plan to the contrary, and unless an individual Award Agreement provides otherwise, in the event that (a) the employment or service of a Participant is terminated within six months before (in which case vesting shall not occur until the effective date of the Change of Control) or one year (or such other period after a Change of Control as may be stated in a Participant’s change in control agreement, employment agreement or similar agreement, if applicable) after the effective date of a Change of Control, and (b) such termination of employment or service is (i) by the Company not for Cause or (ii) by the Participant for Good Reason, then (X) all outstanding Options and SARs held by such Participant shall become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (Y) any restrictions, including but not limited to the Restriction Period, Performance Period and/or performance criteria applicable to any outstanding Award other than Options or SARs held by such Participant shall be deemed to have been met, and such Awards shall become fully vested, earned and payable to the fullest extent of the original grant of the applicable Award. For clarification, for the purposes of this Section 14, the “Company” shall include any successor to the Company.

(b) Discretionary Authority of Administrator in connection with a Change of Control: In the event of a Change of Control, the Administrator may, on a Participant-by-Participant basis (and taking into account any Code Section 409A considerations) (i) terminate outstanding Options, SARs or Other Stock-Based Awards in the nature of purchase rights immediately prior to the Change of Control, provided the Participant shall have been given at least seven days written notice of such transaction and of the Administrator’s intention to cancel the Options, SARs or Other Stock-Based Awards in the nature of purchase rights with respect to all shares of Common Stock for which the Options, SARs or Other Stock-Based Awards in the nature of purchase rights remain unexercised at the time of the Change of Control; and provided further, that during such notice period, the Participant will be able to give notice of exercise of any portion of the Award that will not be vested by the time of the Change of Control, and the actual exercise of such Award, or portion thereof, shall be contingent on the occurrence of the Change of Control; (ii) cancel any outstanding Awards with respect to all Common Stock for which the Award remains unexercised or unsettled immediately prior to the Change of Control in exchange for payment of an amount equal to the excess of the then Fair Market Value of the underlying shares of Common Stock (whether or not the Award is vested, exercisable or payable at such time) less the unpaid exercise price, Base Price or purchase price of the Awards, if any; provided, however, if the Fair Market Value of the shares of Common Stock subject to the Award is less than the unpaid Exercise Price, Base Price or purchase price of the Award, if any, the Award shall be deemed to have been paid in full and shall be canceled upon the Change of Control with no further payment due the Participant; (iii) require that the Awards be assumed by the successor corporation or that Awards for shares or other interests in the successor corporation with equivalent value be substituted for such Awards; or (iv) take such other action as the Administrator shall determine to be reasonable under the circumstances to permit the Participant to realize the value of the Award. The application of the foregoing provisions, including, without limitation, the issuance of any substitute Awards, shall be determined in good faith by the Administrator in its sole discretion. Any such adjustments may provide for the elimination of fractional shares of Common Stock in exchange for a cash payment equal to the Fair Market Value of the eliminated fractional shares of Common Stock. The judgment of the Administrator with respect to any matter referenced in this Section 14(b) shall be conclusive and binding upon each Participant and any other person without the need for any amendment to the Plan.

15. Withholding; Other Tax Matters

(a) The Company shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Company shall require any Participant or other person to pay to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an Award, by electing (the “election”) to have the Company withhold shares of Common Stock from the shares to which the recipient is otherwise entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied based on the applicable statutory rate. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

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(b) Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including but not limited to any taxes arising under Code Section 409A), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Company shall have no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for a Participant or any other person.

16. Amendment and Termination of the Plan and Awards

(a)    Amendment and Termination of Plan: The Plan may be amended, altered, suspended and/or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the stockholders of the Company shall be required to the extent, if any, that stockholder approval of such amendment is required by Applicable Law or, if the Administrator deems necessary, required by any tax or regulatory requirement applicable to the Plan; and (ii) except for adjustments made pursuant to Section 5(d), the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Options or SARs to reduce the Option Price or Base Price of such outstanding Options or SARs; (B) exchange outstanding Options or SARs for cash, for Options or SARs with an Option Price or Base Price that is less than the Option Price or Base Price of the original Option or SAR, or for other equity awards at a time when the original Option or SAR has an Option Price or Base Price, as the case may be, above the then-current Fair Market Value of the Common Stock; or (C) take other action with respect to Options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of the Common Stock are listed.

(b) Amendment and Termination of Awards: The Administrator may amend, alter, suspend and/or terminate any Award granted under the Plan, prospectively or retroactively, but such amendment, alteration, suspension or termination of an Award shall not, without the written consent of the recipient of an outstanding Award, materially adversely affect the rights of the recipient with respect to the Award.

(c) Amendments to Comply with Applicable Law: Notwithstanding Section 16(a) and Section 16(b) herein, the following provisions shall apply:

(i) The Administrator shall have unilateral authority to amend the Plan and any Award (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A, Code Section 422 and federal securities laws).

(ii) The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law, or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles or Applicable Law.

17. Restrictions on Awards and Shares; Compliance with Applicable Law

(a) General: As a condition to the issuance and delivery of Common Stock hereunder, or the grant of any benefit pursuant to the Plan, the Company may require a Participant or other person at any time and from time to time to become a party to an Award Agreement, other agreement(s) restricting the transfer, purchase, repurchase and/or voting of shares of Common Stock of the Company, and any employment agreements, change of control agreements, consulting agreements, noncompetition agreements, confidentiality agreements, nonsolicitation agreements, nondisparagement agreements or other agreements imposing such restrictions as may be required by the Company. In addition, without in any way limiting the effect of the foregoing, each Participant or other holder of shares issued under the Plan shall be permitted to transfer such shares only if such transfer is in accordance with the Plan, the Award Agreement, any other applicable agreements and Applicable Law. The acquisition of shares of Common Stock under the Plan by a Participant or any other holder of shares shall be subject to, and conditioned upon, the agreement of the Participant or other holder of such shares to the restrictions described in the Plan, the Award Agreement, any other applicable agreements and Applicable Law.

(b) Compliance with Applicable Law: The Company may impose such restrictions on Awards, shares of Common Stock and any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities or other laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company will be under no obligation to register shares of Common Stock or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

18. No Right or Obligation of Continued Employment or Service or to Awards

Neither the Plan, an Award, an Award Agreement nor any other action related to the Plan shall confer upon a Participant any right to continue in the employ or service of the Company or an Affiliate as an Employee, Director or Independent Contractor, or to interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan, an Award Agreement or as may be determined by the Administrator, all rights of a Participant with respect to an Award shall terminate upon the termination of the Participant’s employment or service. In addition, no person shall have any right to be granted an Award, and the Company shall have no obligation to treat Participants or Awards uniformly.

19. General Provisions

(a) Stockholder Rights: Except as otherwise determined by the Administrator (and subject to the provisions of Section 9(d) regarding Restricted Awards), a Participant and his legal representative, legatees or distributees shall not be deemed to be the holder of any shares of Common Stock subject to an Award and shall not have any rights of a stockholder unless and until certificates for such shares have been issued and delivered to him, her or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an Option or SAR shall be issued in the name of the Participant or his or her beneficiary and distributed to the Participant or his or her beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall be provided) as soon as practicable following receipt of notice of exercise and, with respect to Options, payment of the Option Price (except as may otherwise be determined by the Company in the event of payment of the Option Price pursuant to Section 7(d)(ii)(C)). Except as otherwise provided in Section 9(d) regarding Restricted Stock Awards or otherwise determined by the Administrator, a certificate for any shares of Common Stock issuable pursuant to a Restricted Award, Performance Award, Phantom Stock Award or Other Stock-Based Award shall be issued in the name of the Participant or his beneficiary and distributed to the Participant or his beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall be provided) after the Award (or portion thereof) has vested and been earned.

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(b) Section 16(b) Compliance: To the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Company that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

(c) Unfunded Plan; No Effect on Other Plans:

(i) The Plan shall be unfunded, and the Company shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person.

Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate, including, without limitation, any specific funds, assets or other property which the Company or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to shares of Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(ii) The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(iii) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or service providers of the Company or any Affiliate.

(d) Governing Law: The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

(e) Beneficiary Designation: The Administrator may, in its discretion, permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of Awards (if any) to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have discretion to approve and interpret the form or forms of such beneficiary designation. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent that the Plan and/or Award Agreement provide otherwise, and to any additional restrictions deemed necessary or appropriate by the Administrator.

(f) Gender and Number: Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(g) Severability: If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(h) Rules of Construction: Headings are given to the sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall (unless the Administrator determines otherwise) be construed to refer to any amendment to or successor of such provision of law.

(i) Successors and Assigns: The Plan shall be binding upon the Company, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

(j) Award Agreement: The grant of any Award under the Plan shall be evidenced by an Award Agreement between the Company and the Participant. Such Award Agreement may state terms, conditions and restrictions applicable to the Award and may state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock (or other benefits) subject to an Award, as may be established by the Administrator.

(k) Right of Offset: Notwithstanding any other provision of the Plan or an Award Agreement, the Company may (subject to any Code Section 409A considerations) at any time reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to or on behalf of the Company or an Affiliate that is or becomes due and payable.

(l) Uncertified Shares: Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may, in the Company’s discretion, be effected on a non-certificated basis, to the extent not prohibited by the Company’s certificate of incorporation or bylaws or by Applicable Law (including but not limited to applicable state corporate law and the applicable rules of any stock exchange on which the Common Stock may be traded).

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(m) Effect of Certain Changes in Status: Notwithstanding the other terms of the Plan or an Award Agreement, the Administrator has sole discretion to determine (taking into account any Code Section 409A considerations), at the time of grant of an Award or at any time thereafter, the effect, if any, on Awards (including but not limited to modifying the vesting, exercisability and/or earning of Awards) granted to a Participant if the Participant’s status as an Employee, Director or Independent Contractor changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant’s employment or service occur.

(n) Stockholder Approval: The Plan, as amended and restated, is subject to approval by the stockholders of the Company, which approval must occur, if at all, within 12 months of the Effective Date of the Plan. Unless the Awards may be granted under the Plan notwithstanding this amendment and restatement, Awards granted prior to such stockholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such stockholders on or before the date above. No Restricted Stock Award, however, may be granted prior to such stockholder approval unless such Award may be granted under the Plan notwithstanding this amendment and restatement. If the stockholders do not approve this Plan, the amendment and restatement will not be effective, and the Plan, as before this amendment and restatement, will continue pursuant to its terms.

(o) Deferrals: The Administrator may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares of Common Stock (or any other benefit) that would otherwise be payable with respect to an Award. Any such deferral shall be subject to such terms and conditions as may be established by the Administrator and to any applicable Code Section 409A requirements.

(p) Fractional Shares: Except as otherwise provided in an Award Agreement or determined by the Administrator, (i) the total number of shares issuable pursuant to the exercise, vesting or earning of an Award shall be rounded down to the nearest whole share, and (ii) no fractional shares shall be issued. The Administrator may, in its discretion, determine that a fractional share shall be settled in cash.

(q) Compliance with Recoupment, Ownership and Other Policies or Agreements: Notwithstanding anything in the Plan to the contrary, the Administrator may, at any time, consistent with, but without limiting, the authority granted in Section 3(b) herein, in its discretion provide that an Award or benefits related to an Award shall be forfeited and/or recouped if the Participant, during employment or service or following termination of employment or service for any reason, engages in certain specified conduct, including but not limited to violation of policies of the Company or an Affiliate, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate. In addition, without limiting the effect of the foregoing, as a condition to the grant of an Award or receipt or retention of shares of Common Stock, cash or any other benefit under the Plan, the Administrator may, at any time, require that a Participant agree to abide by any equity retention policy, stock ownership guidelines, compensation recovery policy and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, each Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.

20. Compliance with Code Section 409A

Notwithstanding any other provision in the Plan or an Award Agreement to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any Award, it is the general intention of the Company that the Plan and all such Awards shall, to the extent practicable, comply with, or be exempt from, Code Section 409A, and the Plan and any such Award Agreement shall, to the extent practicable, be construed in accordance therewith. Deferrals of shares or any other benefit issuable pursuant to an Award otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with, or exempt from, Code Section 409A. Without limiting the effect of the foregoing, shares of Common Stock (or cash) subject to a Restricted Stock Unit (or other Awards, to the extent required under Code Section 409A) shall, upon vesting of the Award, be issued and distributed to the Participant (or his or her beneficiary) no later than the later of (a) the 15th day of the third month following the end of the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (b) the 15th day of the third month following the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or shall otherwise be distributable in accordance with Code Section 409A. In the event that the Company (or a successor thereto) has any stock which is publicly traded on an established securities market or otherwise, distributions that are subject to Code Section 409A to any Participant who is a “specified employee” (as defined under Code Section 409A) upon a separation from service may only be made following the expiration of the six-month period after the date of separation from service (with such distributions to be made during the seventh month following separation of service), or, if earlier than the end of the six-month period, the date of death of the specified employee, or as otherwise permitted under Code Section 409A. Without in any way limiting the effect of any of the foregoing, (i) in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Award Agreement, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award Agreement, as applicable, and (ii) terms used in the Plan or an Award Agreement shall be construed in accordance with Code Section 409A if and to the extent required. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, then neither the Company, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

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Appendix B

Form of Third Amended 2013 Plan Amendment

Amendment No. 3 to

Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan

This Amendment No. 3 to the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan, as amended (this “Amendment”) is made and entered into as of________________ , 2023 (the “Effective Date”) by Streamline Health Solutions, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company previously adopted the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan, as amended by that certain Amendment No. 1 to Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan (the “Plan”);

WHEREAS, unless the context clearly requires the contrary, capitalized terms that are used in this Amendment that are not otherwise defined herein shall have the meanings that the Plan ascribes to those terms;

WHEREAS, pursuant to Section 16(a) of the Plan, the Plan may be amended, altered, suspended and/or terminated at any time by the Company’s Board of Directors (the “Board”), subject to the approval of the Company’s stockholders for certain Plan amendments;

WHEREAS, Section 5(a) of the Plan provides that the maximum number of shares of the Company’s stock, par value $0.01 per share (“Common Stock”), that may be issued pursuant to Awards granted under the Plan shall not exceed 10,223,246; and

WHEREAS, subject to and contingent upon the approval of the Company’s stockholders, the Board, upon the recommendation of the Compensation Committee of the Board, has resolved by written consent, dated as of [__________], 2023, to amend the Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan by 1,000,000 shares.

NOW, THEREFORE, in accordance with Section 16(a) of the Plan and the approval of the Company’s stockholders on June 15, 2023, the Plan is hereby amended, effective as of the date hereof, as follows:

1. Section 5(a) of the Plan is hereby revised and amended to read as follows:

“Shares of Stock Subject to the Plan: Subject to adjustments as provided in Section 5(d), the maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 11,223,246. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Company hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.”

2. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

STREAMLINE HEALTH SOLUTIONS, INC.

By:
Name:
Title:

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